Exhibit 4.42
Execution Version
Dated 11 September 2020
EURONAV NV
as Borrower
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Swap Banks
and
NORDEA BANK ABP, FILIAL I NORGE, ABN AMRO BANK N.V., BNP PARIBAS FORTIS SA/NV, DNB (UK) LIMITED, ING BANK, a branch of ING-DiBa AG and KBC BANK NV as Mandated Lead Arrangers and as Bookrunners
and
COMMONWEALTH BANK OF AUSTRALIA, LONDON BRANCH, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SOCIÉTÉ GÉNÉRALE and STANDARD CHARTERED BANK
as Lead Arrangers
and
BELFIUS BANK SA/NV, DANISH SHIP FINANCE A/S, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and NATIONAL AUSTRALIA BANK LIMITED
as Co-Arrangers
and
ING BANK NV
as Swap Co-ordinator
and
NORDEA BANK ABP, FILIAL I NORGE
as Co-ordinator and Sustainability Agent
and
NORDEA BANK ABP, FILIAL I NORGE
as Agent and Security Trustee

LOAN AGREEMENT
relating to
facilities of up to $713,000,000 comprising a revolving credit facility of up to $469,000,000 and a term loan facility of up to $244,000,000

Index
Clause    Page

Schedules

EUROPE/67061979v8

Execution

Execution Pages	172

EUROPE/67061979v8

THIS AGREEMENT is made on ___ September 2020
1.Parties
a.EURONAV NV, as Borrower
b.THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments), as Lenders
c.THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 (Swap Banks), as Swap Banks
d.NORDEA BANK ABP, FILIAL I NORGE, ABN AMRO BANK N.V., BNP PARIBAS FORTIS SA/NV, DNB (UK) LIMITED, ING BANK, a branch of ING-DiBa AG and KBC BANK NV as Mandated Lead Arrangers
e.COMMONWEALTH BANK OF AUSTRALIA, LONDON BRANCH, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SOCIÉTÉ GÉNÉRALE and STANDARD CHARTERED BANK as Lead Arrangers
f.BELFIUS BANK SA/NV, DANISH SHIP FINANCE A/S, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and NATIONAL AUSTRALIA BANK LIMITED as Co-Arrangers
g.NORDEA BANK ABP, FILIAL I NORGE, ABN AMRO BANK N.V., BNP PARIBAS FORTIS SA/NV, DNB (UK) LIMITED, ING BANK, a branch of ING-DiBa AG and KBC BANK NV as Bookrunners
h.ING BANK NV as Swap Co-ordinator
i.NORDEA BANK ABP, FILIAL I NORGE, as Co-ordinator
j.NORDEA BANK ABP, FILIAL I NORGE, as Sustainability Agent
k.NORDEA BANK ABP, FILIAL I NORGE, as Agent
l.NORDEA BANK ABP, FILIAL I NORGE, as Security Trustee
2.Background
(1)The Lenders have agreed to make available to the Borrower a revolving credit facility of up to $469,000,000 and a term loan facility of up to $244,000,000 for the purposes of refinancing the Existing Indebtedness, financing the Newbuild Ships and for general corporate and working capital purposes.
(2)The Swap Banks may agree to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations.
(3)The Lenders and the Swap Banks have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein.
3.Operative Provisions
IT IS AGREED as follows:
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EUROPE/67061979v8

•Interpretation
a.Definitions
Subject to Clause 1.5 (General Interpretation), in this Agreement:
1."Account Pledge" means a deed or pledge creating security in respect of the Earnings Account to be executed by the Borrower in favour of the Security Trustee in the Agreed Form.
2."Advance" means the principal amount of each borrowing by the Borrower under this Agreement, whether in respect of the Revolving Facility or the Term Loan.
3."AER Reference Vessels" means any vessels owned by any member of the Group other than vessels that are undergoing extended storage or ship-to-ship operations.
4."AER Trajectory Value" means the value set out in the table below in respect of a given class of the AER Reference Vessels in any given year.

AER Reference Vessels	2020	2021	2022	2023	2024	2025
Suezmax	3.1851	3.1023	3.0194	2.9366	2.8537	2.7709
VLCC 200000-+	2.3270	2.2664	2.2059	2.1454	2.0849	2.0243
5.
6."Affected Lender" has the meaning given in Clause 5.9 (Market disruption).
7."Affiliate" means, in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.
8."Agent" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendropsgate 7, Oslo, Norway, or any successor of it.
9."Agreed Form" means in relation to any document, that document in a form agreed in writing by the Agent (acting on the instructions of the Lenders or, if agreed in the Finance Documents, the Majority Lenders) and the Borrower, or if otherwise approved in accordance with any other procedure specified in the relevant provision of any Finance Document.
10."Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
11."Annual Efficiency Ratio" has the meaning given to the term "AER" in the Poseidon Principles.
12."Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions.
13."Approved Classification Society" means any of DNV GL, Bureau Veritas, Lloyds Register of Shipping, American Bureau of Shipping, Nippon Kaiji Kyokai or such other classification society which the Agent has approved or selected (with the authorisation of the Majority Lenders).
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14."Approved Flag" means Belgian, French, Greek, Hong Kong, Liberian, Panama and Marshall Islands flags and any other flag approved by the Agent (acting on the instructions of all Lenders).
15."Approved Manager" means:
a.in relation to the technical management of each Ship:
(i)Euronav Ship Management SAS of 15 Quai Ernest Renaud, Immeuble Les Salorges 1, 44000 Nantes, France (with a Belgian branch office at De Gerlachekaai 20, B 2000 Antwerp 1, Belgium); or
(ii)Euronav Shipping NV of De Gerlachekaai 20 B 2000 Antwerp 1, Belgium; or
(iii)Anglo Eastern Ship Management Ltd of 23/F, 248 Queen's Road, East Wanchai, Hong Kong or any Affiliate of it; or
(iv)Wallem Shipmanagement of 9/F Dorset House, Taikou Place, 979 King's Road, Quarry Bay, Hong Kong or any affiliate of it; or
(v)V. Ships of 63 Queen Victoria Street, EC4N 4UA, London, England or any Affiliate of it; or
(vi)Euronav Ship Management (Hellas) Ltd. (Greek Branch) of Athinon Avenue 31-33, 10447 Athens, Greece; or
(vii)Columbia Shipmanagement Ltd. of 21 Spyrou Kyprianou Avenue, Yermasoyia, 4042 Limassol-Cyprus; or
(viii)Northern Marine Limited, of Alba House, 2 Central Avenue, Clydebank, Glasgow, G81 2QR, Scotland or any Affiliate of it; and
b.in relation to the commercial management of each Ship:
(i)the Borrower; or
(ii)any wholly owned subsidiary of the Borrower,
or, in each case, any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical or commercial manager of that Ship (such approval not to be unreasonably withheld).
16."Approved Shipbroker" means Clarksons Platou Securities AS, Arrow Sale & Purchase (UK) Limited, Braemar ACM, Fearnleys, Simpson Spence Young (or any Affiliate of such person through which valuations are commonly issued) or such other independent sale and purchase shipbrokers which the Agent has approved or selected (with the authorisation of the Majority Lenders) and the Borrower may agree.
17."Arranger" means a Mandated Lead Arranger, Lead Arranger or Co-Arranger.
18."Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
19."Authorisation" means an authorisation, consent, approval, resolution, licence, permit, ruling, exemption, filing, notarisation, legalisation or registration.
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20."Available Commitment" means, in relation to a Lender and at any time, its Commitment less its Contribution at that time (and "Total Available Commitments" means the aggregate of the Available Commitments of all the Lenders).
21."Availability Period" means the period commencing on the date of this Agreement and ending:
a.in respect of the Revolving Facility, on the earlier of (i) the Maturity Date, and (ii) the date on which the Total Revolving Commitments are fully cancelled or terminated; and
b.in respect of Tranche A, on the earliest of:
(i)five Business Days after the Delivery Date of Newbuild Ship 1;
(ii)the Cut-Off Date in respect of Newbuild Ship 1;
(iii)the date on which the Shipbuilding Contract in respect of Newbuild Ship 1 is cancelled or terminated;
(iv)the date falling 12 months from the date of this Agreement; and
(v)the date on which the Tranche A Commitment is fully cancelled or terminated;
c.in respect of Tranche B, on the earliest of:
(i)five Business Days after the Delivery Date of Newbuild Ship 2;
(ii)the Cut-Off Date in respect of Newbuild Ship 2;
(iii)the date on which the Shipbuilding Contract in respect of Newbuild Ship 2 is cancelled or terminated;
(iv)the date falling 12 months from the date of this Agreement; and
(v)the date on which the Tranche B Commitment is fully cancelled or terminated;
d.in respect of Tranche C, on the earliest of:
(i)five Business Days after the Delivery Date of Newbuild Ship 3;
(ii)the Cut-Off Date in respect of Newbuild Ship 3;
(iii)the date on which the Shipbuilding Contract in respect of Newbuild Ship 3 is cancelled or terminated;
(iv)the date falling 12 months from the date of this Agreement; and
(v)the date on which the Tranche C Commitment is fully cancelled or terminated;
e.in respect of Tranche D, on the earliest of:
(i)five Business Days after the Delivery Date of Newbuild Ship 4;
(ii)the Cut-Off Date in respect of Newbuild Ship 4;
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(iii)the date on which the Shipbuilding Contract in respect of Newbuild Ship 4 is cancelled or terminated;
(iv)the date falling 12 months from the date of this Agreement; and
(v)the date on which the Tranche D Commitment is fully cancelled or terminated;
or, in each case, if earlier, the date on which the Total Commitments are fully cancelled or terminated.
22."Bail-In Action" means the exercise of any Write-down and Conversion Powers.
23."Bail-In Legislation" means:
a.in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and
b.in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
24."Bookrunners" means Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV.
25."Borrower" means Euronav NV, a company incorporated in Belgium whose registered office is at De Gerlachekaai 20, B-2000 Antwerp, Belgium.
26."Break Costs" means the amount (if any) by which:
a.the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in relation to the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds
b.the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
27."Builder" means Daewoo Shipbuilding & Marine Engineering Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea with its principal office at 3370, Geoje-daero, Geoje-Si, Gyeongsangnam-do, the Republic of Korea.
28."Business Day" means a day on which banks are open in London, Oslo, Antwerp, Frankfurt, Paris, Amsterdam, Sydney, and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City.
29."Change of Control" means, in relation to the Borrower, if 2 or more persons acting in concert or any individual person in each case other than the Permitted Holders:
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a.acquires legally and/or beneficially, and either directly or indirectly, in excess of 30 per cent. of the issued share capital or voting rights of the Borrower; or
b.has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower.
30."Co-Arrangers" means Belfius Bank SA/NV, Danish Ship Finance A/S, Deutsche Bank AG Filiale Deutschlandgeschäft, Skandinaviska Enskilda Banken AB (publ) and National Australia Bank Limited.
31."Code" means the United States Internal Revenue Code of 1986, as amended.
32."Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the aggregate of its Tranche Commitment and Revolving Commitment (and "Total Commitments" means the aggregate of the Commitments of all the Lenders).
33."Confidential Information" means all information relating to the Borrower, the Group, the Finance Documents or the Loan of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or the Loan from either:
a.any member of the Group or any of its advisers; or
b.another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)information that
(1)is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 31.2 (Disclosure of Confidential Information); or
(2)is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(3)is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Group and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(ii)any Funding Rate or Reference Bank Quotation.
34."Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the Loan Market Association from time to time (as logically amended to reflect the terms of this Agreement) or in any other form agreed between the Borrower and the Agent.
35."Confirmation", in relation to any continuing Designated Transaction, has the meaning given in the relevant Master Agreement.
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36."Contractual Currency" has the meaning given in Clause 21.4 (Currency indemnity).
37."Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.
38."Co-ordinator" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendropsgate 7, Oslo, Norway, or any successor of it.
39."Corresponding Debt" means any amount, other than any Parallel Debt, which the Borrower owes to a Creditor Party under or in connection with the Finance Documents.
40."Creditor Party" means the Agent, the Security Trustee, any Arranger, any Bookrunner, the Co-ordinator, the Sustainability Agent, the Swap Coordinator, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time.
41."Cut-off Date" means:
a.in relation to Newbuild Ship 1, 29 June 2021 or any other date agreed between the Builder, and the Borrower, subject to the prior written approval of the Agent (acting reasonably);
b.in relation to Newbuild Ship 2, 30 August 2021 or any other date agreed between the Builder, and the Borrower, subject to the prior written approval of the Agent (acting reasonably);
c.in relation to Newbuild Ship 3, 27 September 2021 or any other date agreed between the Builder, and the Borrower, subject to the prior written approval of the Agent (acting reasonably);
d.in relation to Newbuild Ship 4, 27 September 2021 or any other date agreed between the Builder, and the Borrower, subject to the prior written approval of the Agent (acting reasonably).
42."Deed of Covenant" means, in relation to each Ship and where (in the opinion of the Agent) it is appropriate in the context of the relevant Approved Flag, a deed of covenant collateral to the Mortgage on that Ship to be executed by the Borrower in favour of the Security Trustee in the Agreed Form.
43."Deed of Release" means, in relation to an Existing Facility Agreement, a deed releasing the relevant Existing Security Interests in a form acceptable to the Agent.
44."Defaulting Lender" means any Lender:
a.which has failed to make available the relevant proportion of its Commitment in respect of any Advance or has given notice to the Agent that it will not make such amount available by the relevant Drawdown Date pursuant to Clause 4.3 (Notification to Lenders of receipt of a Drawdown Notice); or
b.which has otherwise rescinded or repudiated a Finance Document; or
c.with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(1)administrative or technical error; or
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(2)a Disruption Event; and
payment is made within 5 Business Days of its due date; or
(ii)the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment.
45."Delivery" means, in relation to a Newbuild Ship, the delivery and transfer of ownership of that Ship from the Builder to the Borrower as purchaser under the relevant Shipbuilding Contract, on the date and at the time indicated in the relevant protocol of delivery and acceptance.
46."Delivery Date" means:
a.in relation to Newbuild Ship 1, 30 November 2020 or such other date on which the Delivery actually occurs and as may result from any adjustment pursuant to the terms and conditions of the Shipbuilding Contract in respect of Newbuild Ship 1, such Delivery not to take place after the relevant Cut-Off Date;
b.in relation to Newbuild Ship 2, 31 January 2021 or such other date on which the Delivery actually occurs and as may result from any adjustment pursuant to the terms and conditions of the Shipbuilding Contract in respect of Newbuild Ship 2, such Delivery not to take place after the relevant Cut-Off Date; and
c.in relation to Newbuild Ship 3, 28 February 2021 or such other date on which the Delivery actually occurs and as may result from any adjustment pursuant to the terms and conditions of the Shipbuilding Contract in respect of Newbuild Ship 3, such Delivery not to take place after the relevant Cut-Off Date; and
d.in relation to Newbuild Ship 4, 28 February 2021 or such other date on which the Delivery actually occurs and as may result from any adjustment pursuant to the terms and conditions of the Shipbuilding Contract in respect of Newbuild Ship 4, such Delivery not to take place after the relevant Cut-Off Date.
47."Designated Transaction" means a Transaction which fulfils the following requirements:
a.it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank;
b.its purpose is the hedging of the exposure of the Borrower under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the Maturity Date;
c.it is designated by the Borrower and/or by the relevant Swap Bank, by delivery by the Borrower and/or that Swap Bank to the Agent of a notice of designation in the form set out in Schedule 7 (Designation Notice), as a Designated Transaction for the purposes of the Finance Documents.
48."Disruption Event" means either or both of:
a.a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, a party to this Agreement (a "Party"); or
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b.the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other parties in accordance with the terms of the Finance Documents, and which (in each case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
49."Dollars" and "$" means the lawful currency for the time being of the United States of America.
50."Drawdown Date" means, in relation to an Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made.
51."Drawdown Notice" means a notice in the form set out in Schedule 3 (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).
52."Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of that Ship, including (but not limited to):
a.all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of that Ship;
b.all moneys which are at any time payable under Insurances in respect of loss of earnings; and
c.if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.
53."Earnings Account" means an account in the name of the Borrower with the Agent in Oslo designated "Euronav NV - Earnings Account", or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is agreed by the Agent and the Borrower as the Earnings Account for the purposes of this Agreement.
54."EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
55."Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
56."Environmental Claim" means:
a.any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or
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b.any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
57."Environmental Incident" means:
a.any release of Environmentally Sensitive Material from a Ship; or
b.any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or is reasonably likely to be arrested, attached, detained or injuncted and/or a Ship and/or the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action; or
c.any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or reasonably likely to be arrested and/or where the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action.
58."Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
59."Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
60."EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
61."EU Blocking Regulation" means EU Regulation (EC) 2271/96 of 22 November 1996.
62."EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.
63."Event of Default" means any of the events or circumstances described in Clause 19.1 (Events of Default).
64."Existing Facility Agent" means, in relation to an Existing Facility Agreement, the "Agent" or the "Facility Agent" as such term is defined therein.
65."Existing Facility Agreements" means the Existing ING Facility Agreement and the Existing Nordea Facility Agreement.
66."Existing Indebtedness" means, at any date and in relation to an Existing Facility Agreement, the outstanding Financial Indebtedness of the Borrower on that date under such Existing Facility Agreement.
67."Existing ING Facility Agreement" means the facility agreement dated 13 October 2014 (as amended from time to time) and entered into between (amongst others) the
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Borrower as borrower and ING Bank N.V. as agent and security trustee relating to a term loan facility of (originally) $340,000,000 relating to HAKATA, HAKONE, HIRADO, HOJO, FRATERNITY, CAP FELIX and CAP THEODORA.
68."Existing Nordea Facility Agreement" means the facility agreement dated 14 August 2015 (as amended from time to time) and entered into between (amongst others) the Borrower as borrower and Nordea Bank Abp, filial i Norge as agent and security trustee relating to a loan facility of (originally) $1,000,000,000 relating to, amongst other vessels, ALSACE, ALEX, ALICE, ANNE and ANTIGONE.
69."Existing Security Interests" means, in relation to an Existing Facility Agreement, any Security Interests created to secure the Existing Indebtedness under such Existing Facility Agreement
70."Existing Ship" means each of the vessels listed in Part A of Schedule 6 (Details of Ships) which are owned by the Borrower (and which are also sometimes referred to in this Agreement by their individual names.
71."Facility" means the Term Loan or the Revolving Facility.
72."Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
73."FATCA" means
a.sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
b.any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or
c.any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
74."FATCA Application Date" means:
a.in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
b.in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
75."FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by or under FATCA.
76."FATCA Exempt Party" means a party to a Finance Document that is entitled to receive payments free from any FATCA Deduction.
77."Fair Market Value" means, in relation to a Ship, a valuation of its market price as determined in accordance with Clause 15.3 (Valuation of Ships).
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78."Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Arrangers, the Bookrunners, the Agent, the Co-ordinator and the Security Trustee and the Borrower setting out any of the fees referred to in Clause 20.1 (Fees).
79."Finance Documents" means:
a.this Agreement;
b.any Fee Letter;
c.each Drawdown Notice;
d.the Mortgages;
e.the Deeds of Covenant;
f.the General Assignments;
g.the Account Pledges;
h.the Master Agreement Assignments;
i.any other document (whether creating a Security Interest or not, other than a Manager's Undertaking) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition; or
j.any other document designated as such by the Agent and the Borrower.
80."Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:
a.for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
b.under any loan stock, bond, note or other security issued by the debtor;
c.under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
d.any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS;
e.for or in relation to receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
f.under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
g.under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or
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h.under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.
"Fund” means a fund which is regularly engaged in, or established for the purpose of, making, purchasing or investing in loans, securities or other financial assets.

81."Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 5.10 (Cost of funds).
82."General Assignment" means, in relation to each Ship, a deed to be executed by the Borrower in favour of the Security Trustee creating security in respect of:
a.the Earnings, the Insurances, and any Requisition Compensation relating to that Ship;
b.any Long Term Charter in relation to that Ship and any guarantee of such charter in the Agreed Form;
c.any pool agreement; and
d.(if applicable) the benefit of any warranties of quality in favour of the Borrower under the Shipbuilding Contract relating to that Ship.
83."German Blocking Provisions" means section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) (in connection with section 4 paragraph 1 and section 19 paragraph 3 no. 1a German Foreign Trade Act (Außenwirtschaftsgesetz, AWG)).
84."Green Passport" means, in relation to a Ship, a green passport statement of compliance issued by that Ship's classification society which includes a list of any and all materials known to be potentially hazardous and listed in the construction or on board that Ship.
85."Group" means the Borrower and each of its subsidiaries.
86."Holding Company" means, in relation to a person, any other person in relation to which it is a subsidiary.
87."Hong Kong Convention" means the International Maritime Organization's convention for the Safe and Environmentally Sound Recycling of Ships, 2009 together with the guidelines to be issued by the International Maritime Organization in connection with such convention.
88."IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002, as the same may be updated from time to time, to the extent applicable to the relevant financial statements.
"Impaired Agent" means the Agent at any time when:
a.it has failed to make (or has notified a party to a Finance Document that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
b.the Agent otherwise rescinds or repudiates a Finance Document;
c.(if the Agent is also a Lender), it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or
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d.an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(1)administrative or technical error; or
(2)a Disruption Event; and
(ii)payment is made within 10 Business Days of its due date; or
(iii)the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
89."Insolvency Event" in relation to a Lender means that Lender:
a.is dissolved (other than pursuant to a consolidation, amalgamation or merger);
b.becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
c.makes a general assignment, arrangement, or composition with or for the benefit of its creditors;
d.institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
e.has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
f.has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
g.seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);
h.has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party
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maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
i.causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or
j.takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
90."Insurances" means, in relation to a Ship:
a.all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and
b.all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.
91."Interest Period" means a period determined in accordance with Clause 6 (Interest Periods).
92."Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
a.the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and
b.the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for Dollars.
93."ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).
94."ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
95."ISSC" means an International Ship Security Certificate issued under the ISPS Code.
96."Lead Arrangers" means Commonwealth Bank of Australia, London Branch, Crédit Agricole Corporate And Investment Bank, Société Générale and Standard Chartered Bank.
97."Lender" means a bank or financial institution listed in Schedule 1 (Lenders and Commitments) and acting through its branch indicated in Schedule 1 (Lenders and Commitments) (or through another branch notified to the Borrower under Clause 30.13 (Change of lending office) or its transferee, successor or assign.
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98."LIBOR" means, in relation to the Loan or any part of the Loan:
a.the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or
b.as otherwise determined pursuant to Clause 5.7 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
99."Loan" means the principal amount for the time being outstanding under this Agreement.
100."Long Term Charter" means any charter or other contract of employment for a Ship which is entered into by the Borrower with a person other than a wholly-owned subsidiary of the Borrower and for a term which exceeds 36 months' duration.
101."Manager's Undertaking" means, in relation to a Ship, the undertaking to be given by the Approved Manager in favour of the Security Trustee in the Agreed Form.
102."Mandated Lead Arrangers" means Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV.
103."Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $5,000,000 or the equivalent in any other currency.
104."Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments.
105."Margin" has the meaning given to it at Clause 5.19 (Calculation of Margin).
106."Master Agreement" means each master agreement (on the 1992 or 2002 (as the case may be) ISDA (Multicurrency-Crossborder) form) in an agreed form made or to be made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time.
107."Master Agreement Assignment" means, in relation to each Master Agreement, the assignment of the Master Agreement in the Agreed Form.
108."Maturity Date" means the date falling 66 months from the date of this Agreement.
109."Mortgage" means, in relation to each Ship, a first priority or preferred (as the case may be) mortgage on that Ship in the form appropriate to the relevant Approved Flag in each case executed by the Borrower owning that Ship in favour of the Security Trustee (and/or such other Creditor Parties as may be appropriate in the opinion of the Agent and in the context of the relevant Approved Flag), each such mortgage to be in the Agreed Form and, where the relevant Approved Flag is Belgian flag, the amount secured by such mortgage shall be limited to 125 per cent. of the Fair Market Value of the relevant Ship as at the date of the relevant mortgage.
110."Newbuild Ship" means any of Newbuild Ship 1, Newbuild Ship 2, Newbuild Ship 3 or Newbuild Ship 4.
111."Newbuild Ship 1" means the vessel having Builder's Hull No. 5474, details of which are set out opposite its name in Part B of Schedule 6 (Details of the Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable
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Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag.
112."Newbuild Ship 2" means the vessel having Builder's Hull No. 5475, details of which are set out opposite its name in Part B of Schedule 6 (Details of the Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag.
113."Newbuild Ship 3" means the vessel having Builder's Hull No. 5476, details of which are set out opposite its name in Part B of Schedule 6 (Details of the Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag.
114."Newbuild Ship 4" means the vessel having Builder's Hull No. 5478, details of which are set out opposite its name in Part B of Schedule 6 (Details of the Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag.
115."Non-Consenting Lender" means any Lender which does not and continues not to consent or agree to a request of the Borrower or the Agent (at the request of the Borrower) to give a consent in relation to, or to agree to a waiver or amendment of, any provision of the Finance Documents and:
a.the consent, waiver or amendment in question requires the approval of all of the Lenders; and
b.Lenders whose commitments aggregate more than 66 2/3 per cent. of the Total Commitments have consented or agreed to such waiver or amendment.
116."Non-Cooperative Jurisdiction" means a tax haven country, a low‐tax jurisdiction or a non-cooperative jurisdiction, within the meaning of Article 307, §1/2 of the Belgian Income Tax Code 1992 or any successor provision.
117."Notifying Creditor Party" has the meaning given in Clause 23 (Illegality, etc.) or Clause 28 (Increased costs) as the context requires.
118."Payment Currency" has the meaning given in Clause 21.4 (Currency indemnity).
119."Parallel Debt" means any amount which the Borrower owes to the Security Trustee under Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or under that clause as incorporated by reference or in full in any other Finance Document.
120."Party" means a party to this Agreement.
121."Permitted Holders" means each of Saverco and Victrix (and (in each case) any parallel vehicle thereof and their respective alternative investment vehicles) and their affiliates.
122."Permitted Security Interests" means:
a.Security Interests created by the Finance Documents;
b.liens for unpaid master's and crew's wages in accordance with usual maritime practice, provided such liens do not secure amounts more than 30 days overdue
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(unless the overdue amount is being contested by the Borrower in good faith by appropriate steps);
c.liens for salvage;
d.liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;
e.liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps);
f.any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps provided such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and
g.Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.
123."Pertinent Document" means:
a.any Finance Document;
b.any Shipbuilding Contract;
c.any Master Agreement;
d.any policy or contract of insurance contemplated by or referred to in Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document or Master Agreement;
e.any other document contemplated by or referred to in any Finance Document; and
f.any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or Master Agreement or any policy, contract or document falling within paragraphs (c) or (d).
124."Pertinent Jurisdiction" in relation to a company, means:
a.England and Wales;
b.the country under the laws of which the company is incorporated or formed;
c.a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;
d.a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;
e.a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or a permanent place of business, or in which a Security Interest
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created by the company must or should be registered in order to ensure its validity or priority; and
f.a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c).
125."Pertinent Matter" means:
a.any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or
b.any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);
and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.
"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.
126."Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a reasonable determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default.
127."Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), 2 Business days before the first day of that period or the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period.
128."Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
129."Recognised Organisation" means, in respect of a Ship, an organisation representing that Ship's flag state and, for the purposes of Clause 14.17 (Poseidon Principles), duly authorised to determine whether the Borrower has complied with regulation 22A of Annex VI.
130."Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:
a.if:
(i)the Reference Bank is a contributor to the Screen Rate; and
(ii)it consists of a single figure,
as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or
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b.in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.
131."Reference Banks" means Nordea Bank Abp, filial i Norge, its successors and assigns and/or such other entities as may be appointed by the Agent in consultation with the Borrower.
132."Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.
133."Related Fund" means, in relation to a Fund or Lender, any other Fund that either has the same fund manager or asset manager or has common ownership with an existing Lender or is owned or managed by an existing Lender.
134."Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
135."Repayment Date" means a date on which a repayment is required to be made under Clause 8 (Reduction, Repayment, Prepayment and Cancellation).
136."Repayment Instalment" has the meaning given to it in Clause 8.3 (Repayment of Term Loan).
137."Replacement Benchmark" means a benchmark rate which is:
a.formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)the administrator of that Screen Rate; or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;
b.in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or
c.in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.
138."Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".
139."Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
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140."Restricted Creditor Party" means a Creditor Party which serves a notice pursuant to paragraph (a) of Clause 33.5 (Restricted Creditor Parties).
141."Restricted Party" means a person:
a.that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);
b.that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country or territory which is, or whose government is, subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country or broadly prohibiting dealings with such government, country, or territory; or
c.that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or
d.with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.
"Revolving Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the amount set opposite its name under the heading "Revolving Commitment" in Schedule 1 (Lenders and Commitments) together with the amount of any other Revolving Commitment transferred to it under this Agreement.
142."Revolving Facility" means the revolving credit facility made available under this Agreement, as described in paragraph (a) of Clause 2.1 (Amount of facility).
143."Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, Australia, the European Union, any present or future member states of the European Union and the United States of America and any agency or authority acting on behalf of any of them in connection with Sanctions Laws.
144."Sanctions Laws" means any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators or similar measures implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.
145."Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time.
146."Sanctions Relevant Person" means:
a.the Borrower;
b.each Affiliate and subsidiary of the Borrower; and
c.all respective directors, officers, employees, agents and representatives of each of the persons mentioned in paragraphs (a) to (b) above;
147."Saverco" means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium.
148."Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or
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any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
149."Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or the Master Agreements or any judgment relating to any Finance Document or the Master Agreements; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.
150."Security Assets" means all of the assets of the Borrower or any Security Party which from time to time are, or are expressed to be, the subject of the Transaction Security.
151."Security Interest" means:
a.a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
b.the security rights of a plaintiff under an action in rem; and
c.any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.
152."Security Party" means any person other than the Borrower (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within paragraph (i) of the definition of "Finance Documents".
153."Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the other Creditor Parties that:
a.all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid;
b.no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or the Master Agreements and all Commitments have terminated;
c.neither the Borrower nor any Security Party has any future or contingent liability under Clause 20 (Fees and Expenses), Clause 21 (Indemnities) or Clause 22 (No Set-Off or Tax Deduction) or any other provision of this Agreement or another Finance Document or a Master Agreement; and
d.the Agent, the Security Trustee and the Majority Lenders, acting reasonably, consider that there is no significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document.
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154."Security Property" means:
a.the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Creditor Parties and all proceeds of that Transaction Security;
b.all obligations expressed to be undertaken by the Borrower or any Security Party to pay amounts in relation to the Secured Liabilities to the Security Trustee as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by the Borrower or any other person in favour of the Security Trustee as trustee for the Creditor Parties;
c.the Security Trustee's interest in any turnover trust created under the Finance Documents;
d.any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except:
(i)rights intended for the sole benefit of the Security Trustee; and
(ii)any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
155."Security Trustee" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendropsgate 7, Oslo, Norway, or any successor of it.
156."Servicing Bank" means the Agent or the Security Trustee.
157."Ship" means any Existing Ship or Newbuild Ship.
158."Shipbuilding Contract" means:
a.in respect of Newbuild Ship 1, the shipbuilding contract dated 11 January 2019 and made between the Builder and the Borrower for the construction by the Builder of the Newbuild Ship 1 and its purchase by the Borrower as supplemented and amended from time to time;
b.in respect of Newbuild Ship 2, the shipbuilding contract dated 11 January 2019 and made between the Builder and the Borrower for the construction by the Builder of the Newbuild Ship 2 and its purchase by the Borrower as supplemented and amended from time to time;
c.in respect of Newbuild Ship 3, the shipbuilding contract dated 11 January 2019 and made between the Builder and the Borrower for the construction by the Builder of the Newbuild Ship 3 and its purchase by the Borrower as supplemented and amended from time to time;
d.in respect of Newbuild Ship 4, the shipbuilding contract dated 15 October 2019 and made between the Builder and the Borrower for the construction by the Builder of the Newbuild Ship 4 and its purchase by the Borrower as supplemented and amended from time to time;
159."Specified Time" means a day or time determined in accordance with Schedule 9 (Timetables).
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160."Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
161."Sustainability Agent" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendropsgate 7, Oslo, Norway, or any successor of it.
162."Swap Bank" means a bank or financial institution listed in Schedule 2 (Swap Banks) and acting through its branch indicated in that Schedule.
163."Swap Coordinator" means ING Bank NV acting in such capacity through its office at Foppingadreef 7, P.O. Box 1800, NL-1000 BV Amsterdam, The Netherlands.
164."Swap Counterparty" means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which enters into that Designated Transaction.
165."Tankers International Pool" means the Tankers International tanker pool governed by Tankers International Limited with its registered office at 81 Kings Road, London SW3 4NX, United Kingdom.
166."Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
167."Tax Deduction" has the meaning given in Clause 22.5 (Tax Deduction).
168."Term Commitment" means a Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment.
169."Term Loan" means the term loan facility made available under this Agreement, as described in paragraph (b) of Clause 2.1 (Amount of facility).
170."Third Parties Act" has the meaning given in Clause 36.4 (Third Party rights).
171."Total Commitments" means the aggregate of the Total Revolving Commitments and the Total Term Commitments, being $713,000,000 at the date of this Agreement.
172."Total Loss" means, in relation to a Ship:
a.actual, constructive, compromised, agreed or arranged total loss of that Ship;
b.any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 90 days redelivered to the Borrower's full control;
c.any condemnation of that Ship by any tribunal or by any person claiming to be a tribunal; or
d.any arrest, capture, seizure or detention of that Ship (including piracy or theft) unless it is within 90 days redelivered to the Borrower's (as the case may be) full control.
173."Total Loss Date" means, in relation to a Ship:
a.in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;
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b.in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:
(i)the date on which a notice of abandonment is given to the insurers; and
(ii)the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and
c.in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.
174."Total Revolving Commitments" means the aggregate of the Revolving Commitments, being $469,000,000 at the date of this Agreement.
175."Total Term Commitments" means the aggregate of the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment, being $244,000,000 at the date of this Agreement,
176."Tranche" means any of Tranche A, Tranche B, Tranche C or Tranche D.
177."Tranche A" means that part of the Term Loan to be made available to the Borrower to finance the acquisition costs of Newbuild Ship 1, in a principal amount not exceeding the Tranche A Commitment.
178."Tranche B" means that part of the Term Loan to be made available to the Borrower to finance the acquisition costs of Newbuild Ship 2, in a principal amount not exceeding the Tranche B Commitment.
179."Tranche C" means that part of the Term Loan to be made available to the Borrower to finance the acquisition costs of Newbuild Ship 3, in a principal amount not exceeding the Tranche C Commitment.
180."Tranche D" means that part of the Term Loan to be made available to the Borrower to finance the acquisition costs of Newbuild Ship 4, in a principal amount not exceeding the Tranche D Commitment.
181."Tranche A Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the amount set opposite its name under the heading "Tranche A" in Schedule 1 (Lenders and Commitments) together with the amount of any other Tranche A Commitment transferred to it under this Agreement.
182."Tranche B Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the amount set opposite its name under the heading "Tranche B" in Schedule 1 (Lenders and Commitments) together with the amount of any other Tranche B Commitment transferred to it under this Agreement.
183."Tranche C Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the amount set opposite its name under the heading "Tranche C" in Schedule 1 (Lenders and Commitments) together with the amount of any other Tranche C Commitment transferred to it under this Agreement.
184."Tranche D Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the amount set opposite its name under the heading "Tranche D" in Schedule 1 (Lenders and Commitments) together with the amount of any other Tranche D Commitment transferred to it under this Agreement.
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185."Tranche Commitment" means, in relation to a Lender and to the extent not cancelled, reduced or transferred by it under this Agreement, the aggregate of its Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and Tranche D Commitment.
186."Transaction" has the meaning given in each Master Agreement.
187."Transaction Security" means the Security Interests created or evidenced or expressed to be created or evidenced under the Finance Documents.
188."Transfer Certificate" has the meaning given in Clause 30.2 (Transfer by a Lender).
189."UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
190."Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.
191."VAT" means:
a.any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
b.any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
192."Victrix" means Victrix NV, a company incorporated in Belgium whose registered office is at Le Grellelei 20, 2600 Berchem, Belgium.
193."Warranty" means Article IX (Warranty of Quality) of each Shipbuilding Contract and any renewal of such warranty after the making good of any warranty claim.
194."Write-down and Conversion Powers" means:
a.in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
b.in relation to any other applicable Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation; and
c.in relation to any UK Bail-In Legislation:
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(i)any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that UK Bail-In Legislation.
d.Construction of certain terms
In this Agreement:
195."administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator.
196."approved" means, for the purposes of Clause 13 (Insurance) and unless the context requires otherwise, approved in writing by the Agent acting with the authorisation of the Majority Lenders (which authorisation shall not be unreasonably withheld).
197."asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.
198."company" includes any partnership, joint venture and unincorporated association.
199."consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.
200."contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained.
201."document" includes a deed; also a letter or fax.
202."expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax.
203."law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council.
204."legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation.
205."liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.
"months" shall be construed in accordance with Clause 1.3 (Meaning of "month").
206."obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower in relation to that Ship is obliged to effect or procure are effected, under Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document.
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"parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary").
207."person" includes any individual; any firm, company or corporation; any state, political sub-division of a state and local or municipal authority; any association, trust, joint venture, consortium, partnership; any international organisation; and any other entity (whether or not having separate legal personality).
208."policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
209."protection and indemnity risks" means the usual risks covered by a protection and indemnity association including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (01/11/02 or 01/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995 or 1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
210."regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, selfregulatory or other authority or organisation.
"subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary").
211."tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.
212."war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).
a.Meaning of "month"
A period of 1 or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:
1.on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or
2.on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;
and "month" and "monthly" shall be construed accordingly.
b.Meaning of "subsidiary"
A company (S) is a subsidiary of another company (P) if:
3.a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or
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4.P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or
5.P has the direct or indirect power to appoint or remove a majority of the directors of S; or
6.P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;
and any company of which S is a subsidiary is a parent company of S.
c.General Interpretation
In this Agreement:
7.references in Clause 1.1 (Definitions) to a Finance Document or any other document being in an "agreed form" are to the form agreed between the Agent (acting with the authorisation of each of the other Creditor Parties) and the Borrower;
8.references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;
9.references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;
10.words denoting the singular number shall include the plural and vice versa;
11.Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears; and
12.an Event of Default or Potential Event of Default is "continuing" if it has not been remedied or waived in writing.
d.Headings
In interpreting a Finance Document or any provision of a Finance Document, all clause, subclause and other headings in that and any other Finance Document shall be entirely disregarded.
•Facility
e.Amount of facility
Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower:
13.a revolving credit facility in an aggregate amount not exceeding the lower of (i) $469,000,000 and (ii) the Total Revolving Commitments; and
14.a term loan facility in an aggregate amount not exceeding the lower of (i) $244,000,000 and (ii) the Total Term Commitments.
f.Lenders' participations
Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.
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g.Purpose of Advances
The Borrower undertakes with each Creditor Party to use each Advance only for the purpose of:
15.in respect of the Revolving Facility, partially refinancing the Existing Indebtedness and for the Borrower's general corporate and working capital purposes;
16.in respect of Tranche A, financing the acquisition cost of Newbuild Ship 1 and for the Borrower's general corporate and working capital purposes;
17.in respect of Tranche B, financing the acquisition cost of Newbuild Ship 2 and for the Borrower's general corporate and working capital purposes;
18.in respect of Tranche C, financing the acquisition cost of Newbuild Ship 3 and for the Borrower's general corporate and working capital purposes; and
19.in respect of Tranche D, financing the acquisition cost of Newbuild Ship 4 and for the Borrower's general corporate and working capital purposes.
a.Monitoring
No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
•Position of the Lenders and Swap Banks
b.Interests several
The rights of the Lenders and the Swap Banks under this Agreement are several.
c.Individual right of action
Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under a Finance Document or by the Borrower under a Master Agreement without joining the Agent, the Security Trustee, any Arranger, any other Lender or any other Swap Bank as additional parties in the proceedings.
d.Proceedings requiring Majority Lender consent
Except as provided in Clause 3.2 (Individual right of action), no Lender and no Swap Bank may commence proceedings against the Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.
e.Obligations several
The obligations of the Lenders under this Agreement and of each Swap Bank under the Master Agreement to which it is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure by a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:
20.the obligations of the other Lenders or other Swap Banks being increased; nor
21.the Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement;
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and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or the Master Agreement to which it is a party.
f.Security Trustee as joint and several creditor
22.The Borrower and each of the Creditor Parties agrees that the Security Trustee shall be the joint creditor ("hoofdelijke schuldeiser") together with each other Creditor Party of each liability and obligation of the Borrower towards any Creditor Party under any Finance Document, and that accordingly the Security Trustee will have its own independent right to demand performance by the Borrower of those liabilities and obligations. However, any discharge of any liability or obligation of the Borrower to one of the Security Trustee or another Creditor Party shall, to the same extent, discharge the corresponding liability or obligation owing to the others.
23.Without limiting or affecting the Security Trustee's rights against the Borrower (whether under this paragraph or under any other provision of the Finance Documents), the Security Trustee agrees with each other Creditor Party (on a several and separate basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Creditor Party except with the consent of the relevant Creditor Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee's right to act in the protection or preservation of rights under or to enforce any Finance Document (or to do any act reasonably incidental to any of the foregoing).
24.Subject to the provisions of this Clause 3.5 (Security Trustee as joint and several creditor), the Security Trustee holds any security created by a Finance Document in its name and the Security Trustee shall have full and unrestricted title to and authority in respect of that security, subject always to the terms of the Finance Documents.
•Drawdown
g.Request for Advance
Subject to the following conditions, the Borrower may request that an Advance be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.
h.Availability
The conditions referred to in Clause 4.1 (Request for Advance) are that:
25.a Drawdown Date has to be a Business Day during the Availability Period and the first Drawdown Date will be on or before 20 October 2020;
26.there shall be no more than ten Advances in respect of the Revolving Facility outstanding at any one time;
27.there shall only be one Advance in respect of each Tranche;
28.there shall be a minimum Advance of $1,000,000;
29.the amount of any Advance in respect of a Tranche shall not exceed the lesser of (i) 65 per cent. of the Fair Market Value for the relevant Newbuild Ship, and (ii) $61,000,000;
30.the aggregate amount of the Advances in respect of the Revolving Facility outstanding at any time shall not exceed the Total Revolving Commitments; and
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31.the aggregate amount of the Advances in respect of the Term Loan outstanding at any time shall not exceed the Total Term Commitments.
i.Notification to Lenders of receipt of a Drawdown Notice
The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:
32.the amount of the Advance, the applicable Facility or Tranche thereof and the Drawdown Date;
33.the amount of that Lender's participation in that Advance; and
34.the duration of the Interest Period for that Advance.
j.Drawdown Notice irrevocable
A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders.
k.Lenders to make available Contributions
Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2 (Lenders' participations).
l.Disbursement of Advances
Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5 (Lenders to make available Contributions); and that payment to the Borrower shall be made to the account which the Borrower specifies in the Drawdown Notice.
m.Disbursement of Advances to third party
A payment by the Agent under Clause 4.6 (Disbursement of Advances) shall constitute the making of the relevant Advance and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.
•Interest
n.Payment of normal interest
Subject to the provisions of this Agreement, interest on each Advance in respect of an Interest Period shall be paid by the Borrower on the last date of that Interest Period.
o.Normal rate of interest
Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of the Margin and LIBOR for that Interest Period.
p.Payment of accrued interest
In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.
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q.Notification of rates of interest
35.The Agent shall notify the Borrower and each Lender of each rate of interest as soon as practicable after each is determined.
36.The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.
r.Role of Reference Banks
37.No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.
38.No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
39.No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 5.5 (Role of Reference Banks) subject to Clause 36.4 (Third Party rights) and the provisions of the Third Parties Act.
s.Third Party Reference Banks
A Reference Bank which is not a Party may rely on Clause 5.5 (Role of Reference Banks), Clause 33.3 (Replacement of Screen Rate) and Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 36.4 (Third Party rights) and the provisions of the Third Parties Act.
t.Unavailability of Screen Rate
40.Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.
41.Reference Bank Rate: If no Screen Rate is available for LIBOR for:
i.dollars; or
ii.the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.
42.Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 5.10 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.
u.Calculation of Reference Bank Rate
43.Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference
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Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
44.If at or about noon on the Quotation Date none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
v.Market disruption
If before close of business in London on the Quotation Date for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) (the "Affected Lender") that:
45.the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR;
46.the cost to the Affected Lender of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR;
47.the methodology, formula or other means of determining LIBOR has in the opinion of the Affected Lender materially changed; or
48.in the opinion of the Affected Lender, LIBOR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement, then Clause 5.10 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.
w.Cost of funds
49.If this Clause 5.10 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
iii.the Margin; and
iv.the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.
50.If paragraph (c) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
51.If this Clause 5.10 (Cost of funds) applies pursuant to Clause 5.9 (Market disruption) and:
v.a Lender's Funding Rate is less than LIBOR; or
vi.a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.
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x.Break Costs
52.The Borrower shall, within three Business Days of demand by a Creditor Party, pay to that Creditor Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.
53.Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
y.Notification of market disruption
The Agent shall notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.9 (Market disruption) which have caused its notice to be given.
z.Negotiation of alternative rate of interest
54.If the Agent's notice under Clause 5.12 (Notification of market disruption) is served before an Advance is to be made the Lenders' obligations to make or participate in that Advance (as the case may be) shall be suspended while the circumstances referred to in the Agent's notice continue. The Borrower, the Agent and the Lenders shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.12 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the relevant Interest Period concerned.
55.If the Agent's notice under Clause 5.12 (Notification of market disruption) is served after an Advance has been made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.12 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the relevant Interest Period concerned.
aa.Application of agreed alternative rate of interest
Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed and shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
ab.Alternative rate of interest in absence of agreement
If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.15 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.
ac.Notice of prepayment
If the Borrower does not agree with an interest rate set by the Agent under Clause 5.15 (Alternative rate of interest in absence of agreement), the Borrower may give the Agent not
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less than 10 Business Days' notice of its intention to prepay the relevant Advance at the end of the interest period set by the Agent.
ad.Prepayment
A notice under Clause 5.16 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower's notice of intended prepayment; and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the relevant Advance, together with accrued interest thereon at the applicable rate plus the Margin.
ae.Application of prepayment
The provisions of Clause 8 (Reduction, Repayment, Prepayment and Cancellation) shall apply in relation to the prepayment.
af.Calculation of Margin
The "Margin" for purposes of this Agreement shall be calculated as follows:
56.from the date of this Agreement until any adjustment is made pursuant to paragraph (b) below of this Clause 5.19 (Calculation of Margin), the Margin shall be 2.35 per cent. per annum;
57.from and including 1 January 2022, the Margin shall be adjusted on the date of delivery by the Borrower of each annual compliance certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements) provided with the financial statements referred to in paragraph (a) of Clause 11.5 (Provision of financial statements) such that:
vii.in the event that the information provided by the Borrower in such compliance certificate confirms that the Borrower has met or exceeded its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels, the Margin shall be 2.30 per cent. per annum until the earlier of (A) the date of delivery of the next such annual compliance certificate; and (B) the date falling 121 days after the end of the financial year of the Borrower then current; and
viii.in the event that the information provided by the Borrower included in such compliance certificate confirms to the satisfaction of the Agent that the Borrower has not met its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels or if the Borrower has failed to provide the relevant compliance certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements), the Margin shall be 2.40 per cent. per annum.
ag.Margin Opt Out
1.A Lender may elect to become a fixed margin lender (a "Fixed Margin Lender") by delivering to the Agent an irrevocable notice in the form set out in Schedule 10 (Margin Opt Out Notification) within the earlier of 15 Business Days of the date of this Agreement or the date on which a Lender has become a Lender pursuant to Clause 30.2 (Transfer by a Lender).
2.In the event that the Margin is the amount specified in paragraph (b)(ii) of Clause 5.19 (Calculation of Margin), each Fixed Margin Lender will pay to the Borrower within 3 Business Days from the date of receipt of an interest payment calculated on the basis of that Margin (the "Increased Interest") the difference between:
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i.the Increased Interest; and
ii.the amount of interest the Fixed Margin Lender would have received if the Margin had been calculated pursuant to paragraph (b)(i) of Clause 5.19 (Calculation of Margin), such payment to be made to an account of the Borrower notified by that Borrower to the relevant Fixed Margin Lender.
3.Any Lender's election to become a Fixed Margin Lender shall be irrevocable.
4.A Transferee Lender (as defined in Clause 30.2 (Transfer by a Lender)) shall not be a Fixed Margin Lender by virtue only of the corresponding Transferor Lender (as defined in Clause 30.2 (Transfer by a Lender)) having been a Fixed Margin Lender.

•Interest Periods
ah.Commencement of Interest Periods
The first Interest Period applicable to an Advance shall commence on the Drawdown Date relating to that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.
ai.Duration and consolidation of normal Interest Periods
Subject to Clauses 6.3 (Duration of Interest Periods for repayment instalments) and 6.4 (No Interest Period to extend beyond final Maturity Date), each Interest Period shall be:
5. 1, 3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or
6.in the case of the first Interest Period applicable to the second and any subsequent Advance under the Revolving Facility and if the Borrower notifies the Agent in the Drawdown Notice for such Advance, a period ending on the last day of the Interest Period applicable to the Advance then current, whereupon that Advance and the Advance then current shall be consolidated and treated as a single Advance and if more than one Advance has been made at the time the Borrower notifies the Agent that it wishes to consolidate the Interest Periods of the Advances, the relevant Interest Periods shall be consolidated with the Interest Period applicable to the first Advance so that the Interest Period for that Advance expires on the same date as the Interest Period for the Advance then current; or
7. 3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or
8.such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.
aj.Duration of Interest Periods for repayment instalments
In respect of an amount due to be repaid under Clause 8 (Reduction, Repayment, Prepayment and Cancellation) on a particular Repayment Date, an Interest Period shall end on that Repayment Date.
ak.No Interest Period to extend beyond final Maturity Date
No Interest Period shall end after the Maturity Date and any Interest Period which would otherwise extend beyond the Maturity Date shall instead end on the Maturity Date.
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al.Non-availability of matching deposits for Interest Period selected
If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of that Interest Period that it is not satisfied that deposits in Dollars for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences, that Interest Period shall be of 3 months unless otherwise agreed by the Agent (acting on the instructions of the Lenders) and the Borrower.
am.Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the precedent Business Day (if there is not).
•Default Interest
an.Default interest
9.If the Borrower fails to pay any amount payable by it under a Finance Document other than a Master Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two percentage points per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent. Any interest accruing under this Clause 7.1 (Default interest) shall be immediately payable by the Borrower on demand by the Agent.
10.If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:
iii.the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
iv.the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two percentage points per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
11.Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.
•Reduction, Repayment, Prepayment and Cancellation
ao.Reduction of Total Revolving Commitments
The Total Revolving Commitments shall be reduced by equal consecutive semi-annual reductions, each in the amount of $26,720,000 and:
12.the first reduction shall take place six months from the date of this Agreement and the last reduction shall take place on or before the Maturity Date;
13.each reduction in the Total Revolving Commitments pursuant to this Clause 8.1 (Reduction of Total Revolving Commitments) shall cause the amount of the Total Revolving Commitments to be permanently reduced by the amount of the reduction; and
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14.the Borrower shall ensure that at all times the aggregate outstanding amount of the Advances under the Revolving Facility is not greater than the then applicable Total Revolving Commitments and, without prejudice to the generality of the foregoing, the Borrower shall if necessary immediately prepay some or all of the outstanding Advances under the Revolving Facility so that the aggregate outstanding amount of such Advances does not (taking into account the scheduled reduction of the Total Revolving Commitments) exceed the Total Revolving Commitments as reducing from time to time thereafter pursuant to this Clause 8.1 (Reduction of Total Revolving Commitments).
ap.Repayment of Advances under the Revolving Facility
Subject to the provisions of Clause 8.1 (Reduction of Total Revolving Commitments):
15.each Advance under the Revolving Facility shall be repaid in full on the last day of its Interest Period; and
16.unless the Borrower notifies the Agent to the contrary not later than 11.00 a.m. (London time) 3 Business Days prior to the Repayment Date applicable to an Advance under the Revolving Facility, then, notwithstanding paragraph (a) of Clause 8.2 (Repayment of Advances), where that Repayment Date is also a Drawdown Date in respect of another Advance under the Revolving Facility, the Agent shall, on behalf of the Borrower, apply the Advance under the Revolving Facility which would otherwise have been paid to the Borrower on that Drawdown Date in or towards the discharge of the amount payable by the Borrower on that Repayment Date pursuant to paragraph (a) of Clause 8.2 (Repayment of Advances) (but without prejudice to the obligation of the Borrower to pay any balance due after application of such amount).
aq.Repayment of Term Loan
17.The Borrower shall repay each Tranche of the Term Loan by equal consecutive semi-annual instalments, each in an amount equal to 1/36 of the amount of that Tranche borrowed under this Agreement followed by a balloon instalment in the amount of that Tranche outstanding on the Maturity Date payable on the Maturity Date (each such instalment, including the balloon instalments, a "Repayment Instalment").
18.The first Repayment Instalment in respect of each Tranche shall be payable:
v.if an Advance under such Tranche has been made on or before 30 June 2021, on 1 July 2021; and
vi.if no Advance under such Tranche has been made by 1 July 2021, on 1 January 2022.
19.If no Advance under a Tranche has been made by 1 July 2021, the Commitment in respect of such Tranche shall on and from 1 July 2021 be reduced by an amount equal to 1/36 of such Commitment.
ar.Maturity Date
On the Maturity Date, any undrawn Commitments shall be cancelled and the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.
as.Voluntary prepayment
20.Subject to the following conditions in Clauses 8.6 (Conditions for voluntary prepayment), 8.7 (Effect of notice of prepayment) and 8.8 (Notification of notice of prepayment), the Borrower may prepay the whole or any part of:
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vii.any Tranche; or
viii.any Advance under the Revolving Facility.
21.Any voluntary prepayment pursuant to this Clause 8.5 (Voluntary prepayment) shall be applied as between the Tranches and Advances under the Revolving Facility then outstanding in the proportions notified by the Borrower to the Agent and, within the applicable Tranches, against the Repayment Instalments pro rata.
at.Conditions for voluntary prepayment
The conditions referred to in Clause 8.5 (Voluntary prepayment) are that:
22.a partial prepayment shall be $1,000,000 or a higher integral multiple of $1,000,000;
23.the Agent has received from the Borrower at least 3 Business Days' prior written notice specifying:
ix.the amount to be prepaid;
x.the date on which the prepayment is to be made;
xi.the Advances under the Revolving Facility and/or Tranches against which the prepayment is to be applied; and
xii.the proportion in which the prepayment is to be applied against those Advances under the Revolving Facility and/or Tranches; and
24.the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with.
au.Effect of notice of prepayment
A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.
av.Notification of notice of prepayment
The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under paragraphs (b) and (c) of Clause 8.6 (Conditions for voluntary prepayment).
aw.Mandatory prepayment and cancellation on sale, Total Loss or termination of Shipbuilding Contract
25.The relevant proportion of the Total Revolving Commitments shall be cancelled (and the Borrower shall be obliged to prepay any part of the Advances under the Revolving Facility which exceeds the reduced Total Revolving Commitments):
xiii.if an Existing Ship is sold, on or before the date on which the sale is completed by delivery of that Existing Ship to the buyer; or
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xiv.if an Existing Ship becomes a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.
26.In this Clause 8.9 (Mandatory prepayment and cancellation on sale, Total Loss or termination of Shipbuilding Contract), "relevant proportion" means a fraction of which the numerator is the Fair Market Value of the Ship (determined as at the date of the most recent appraisal and not more than 6 months prior to the date of the sale or Total Loss) which is to be sold or the subject of Total Loss and the denominator is the aggregate of the most recently determined Fair Market Values of the Ships (determined on the same basis) mortgaged pursuant to this Agreement immediately prior to the sale or Total Loss.
27.Any cancellation and/or prepayment pursuant to paragraph (a) of Clause 8.9 (Mandatory prepayment and cancellation on sale, Total Loss or termination of Shipbuilding Contract) shall be applied pro rata to any Advances then outstanding under the Revolving Facility and pro rata against the future reductions of the Total Revolving Commitments pursuant to Clause 8.1 (Reduction of Total Revolving Commitments) and the cancellation pursuant to Clause 8.4 (Maturity Date).
28.If any Advance under the Revolving Facility is cancelled and/or prepaid pursuant to paragraph (a) of Clause 8.9 (Mandatory prepayment and cancellation on sale, Total Loss or termination of Shipbuilding Contract), then that amount may not be reborrowed and the Total Revolving Commitments will be permanently reduced by the amount of the cancellation and/or prepayment applicable to that Advance and future reductions pursuant to Clause 8.1 (Reduction of Total Revolving Commitments) and the cancellation pursuant to Clause 8.4 (Maturity Date) shall be reduced on a pro rata basis.
29.If any Newbuild Ship is sold or becomes a Total Loss, the Tranche relating to such Newbuild Ship shall be cancelled and, if the Borrower has already borrowed an Advance under such Tranche, the Borrower shall be obliged to prepay such Advance in full (i) if the Newbuild Ship is sold, on or before the date on which the sale is completed by delivery of that Newbuild Ship to the buyer, or (ii) if the Newbuild Ship becomes a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.
30.If any of the following occurs in respect of a Newbuild Ship, the Agent may by written notice to the Borrower cancel the Tranche relating to such Newbuild Ship:
1.the Shipbuilding Contract is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason; or
2.the Shipbuilding Contract is amended, varied or assigned without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) except for any such amendment, variation or assignment as is permitted by this Agreement or any other relevant Finance Document; or
3.the Newbuild Ship has not for any reason been delivered to, and accepted by, the Borrower under the Shipbuilding Contract by the Cut-Off Date.
31.This Clause 8.9 (Mandatory prepayment and cancellation on sale or Total Loss or termination of Shipbuilding Contract) is without prejudice to the provisions of Clause 15.1 (Minimum required security cover).
ax.Mandatory prepayment and cancellation on Change of Control
If there is a Change of Control, the Borrower shall be obliged to prepay the Loan in full and the Commitments shall terminate not later than 60 days following the occurrence of the Change of Control.
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ay.Mandatory prepayment and cancellation on breach of financial covenants
If the Borrower is not in compliance with the financial covenants in Clause 12.5 (Financial Covenants) at any time during the Security Period, the Commitments shall be immediately cancelled and the Borrower shall be obliged to repay the Loan in full not later than 5 days following a request in writing from the Agent (acting on the instructions of the Majority Lenders) to the Borrower to repay the Loan.
az.Amounts payable on prepayment
A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an applicable Interest Period, together with any sums payable under paragraph (b) of Clause 21.1 (Indemnities) but without premium or penalty.
ba.Reborrowing
32.Subject to the terms of this Agreement, any amount repaid in respect of the Revolving Facility may be reborrowed.
33.The Borrower may not reborrow any part of the Term Loan which is repaid.
bb.Voluntary cancellation of Commitments
Subject to the following conditions, the Borrower may cancel the whole or any part of the Total Available Commitments.
bc.Conditions for cancellation of Commitments
The conditions referred to in Clause 8.14 (Voluntary cancellation of Commitments) are that:
34.a partial cancellation shall be $1,000,000 or a higher integral multiple of $1,000,000; and
35.the Agent has received from the Borrower at least 3 Business Days' prior written notice specifying the amount of the Total Commitments to be cancelled and the date on which the cancellation is to take effect.
bd.Effect of notice of cancellation
The service of a cancellation notice given under Clause 8.15 (Conditions for cancellation of Commitments) shall cause the amount of the Total Commitments specified in the notice to be permanently cancelled and any partial cancellation shall be applied:
36.against the Commitment of each Lender pro rata;
37.as between the Revolving Commitment and the Term Commitment in the proportions notified by the Borrower to the Agent;
38.as regards the Revolving Commitment on a pro rata basis against (i) the future reductions pursuant to Clause 8.1 (Reduction of Total Revolving Commitments) and (ii) the cancellation of the Revolving Facility pursuant to Clause 8.4 (Maturity Date); and
39.as regards the Term Commitment, pro rata against the Term Commitment in respect of each Tranche.
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be.Unwinding of Designated Transactions
On or prior to any full or partial repayment or prepayment of the Loan under this Clause 8 (Reduction, Repayment, Prepayment and Cancellation) or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to this Clause 8.1 (Reduction of Total Revolving Commitments) and 8.3 (Repayment of Term Loan).
bf.Right of replacement or repayment and cancellation in relation to a single Lender
40.So long as no Potential Event of Default or Event of Default has occurred and is continuing, if:
xv.any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 22.2 (Grossing-up for taxes) or under that clause as incorporated by reference or in full in any other Finance Document; or
xvi.any Lender claims indemnification from the Borrower under Clause 22.10 (Tax indemnity) or Clause 28 (Increased Costs);
the Borrower may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.
41.On receipt of a notice of cancellation referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero.
42.On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.
•Conditions Precedent
bg.Documents, fees and no default
Each Lender's obligation to contribute to an Advance is subject to the following conditions precedent:
43.that, on or before the date of this Agreement, the Agent receives the documents and fees described in Part A of Schedule 4 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers;
44.that, on or before each Drawdown Date that relates to a Newbuild Ship and the initial Drawdown Date in respect of the Revolving Facility:
xvii.in the case of the initial Drawdown Date in respect of the Revolving Facility, the Agent receives the documents described in Part B of Schedule 4 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers; and
xviii.in the case of an Advance in relation to the Term Loan, the Agent receives the documents described in Part C of Schedule 4 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers; and
xix.during the period from 31 December 2019 to the date of the initial Drawdown Notice and the relevant Drawdown Date, nothing shall have occurred (and neither the Agent
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nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Agent or the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect (A) on the rights or remedies of the Lenders, (B) on the performance of the Borrower or the Group of their respective obligations to the Lenders, (C) with respect to the Loan or (D) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or the Group;
45.that both at the date of each Drawdown Notice and at each Drawdown Date:
xx.no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;
xxi.the representations and warranties in Clause 10 (Representations and Warranties) and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and
xxii.none of the circumstances contemplated by Clause 5.9 (Market disruption) has occurred and is continuing; and
xxiii.since the filing of the latest audited financial statements, nothing shall have occurred (and neither the Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect (v) on the rights or remedies of the Lenders, (w) on the performance of the Borrower or the Borrower and its subsidiaries of their obligations to the Lenders, (x) with respect to this Agreement or (y) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or the Borrower and its subsidiaries.
46.that, if the ratio set out in Clause 15.1 (Minimum required security cover) were applied on the basis of the most recently provided valuations and immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and
47.that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, reasonably request by notice to the Borrower prior to the relevant Drawdown Date.
bh.Waiver of conditions precedent
If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 (Documents, fees and no default) are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such other period as the Agent may, with the authorisation of the Majority Lenders, specify).
•Representations and Warranties
bi.General
The Borrower represents and warrants to each Creditor Party as follows.
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bj.Status
The Borrower is duly incorporated, validly existing and in good standing under the laws of, and has the centre of its main interests in, Belgium.
bk.Corporate power
The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:
48.to execute the Finance Documents and the Master Agreements to which the Borrower is a party;
49.to borrow under this Agreement, to enter into Designated Transactions under the Master Agreements to which the Borrower is a party and to make all the payments contemplated by, and to comply with, those Finance Documents and those Master Agreements; and
50.to execute the Shipbuilding Contracts, to purchase and pay for each Newbuild Ship under such Shipbuilding Contracts, and to register each Newbuild Ship in its name under an Approved Flag.
bl.Consents in force
All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.
bm.Legal validity; effective Security Interests
The Finance Documents and the Master Agreements to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):
51.constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and
52.create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;
subject to any relevant mandatory insolvency laws affecting creditors' rights generally and to general equity principles.
bn.No third party Security Interests
Without limiting the generality of Clause 10.5 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document and each Master Agreement:
53.the Borrower that is a party to that Finance Document or Master Agreement will have the right to create all the Security Interests which that Finance Document or Master Agreement purports to create; and
54.no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.
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bo.No conflicts
The execution by the Borrower of each Finance Document and each Master Agreement to which it is a party, and the borrowing by the Borrower of the Loan, and the Borrower's compliance with each Finance Document and each Master Agreement to which it is a party will not involve or lead to a contravention of:
55.any law or regulation applicable to it; or
56.the constitutional documents of the Borrower; or
57.any contractual or other obligation or restriction which is binding on the Borrower or any of its subsidiaries or any of their respective assets.
bp.No default
No Event of Default or Potential Event of Default has occurred and is continuing.
bq.Information
All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Arrangers or any other Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.4 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.6 (Form of financial statements); and there has been no material adverse change in the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries since 31 December 2019.
br.No litigation
No litigation, arbitration or administrative proceedings (including, but not limited to, investigative proceedings) involving the Borrower has been threatened, commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in any case, would be likely to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents.
bs.Compliance with certain undertakings
At the date of this Agreement, the Borrower is in compliance with Clauses 11.2 (Title; negative pledge) and 11.12 (Principal place of business).
bt.Taxes paid
The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower and its business.
bu.No money laundering
Without prejudice to the generality of Clause 2.3 (Purpose of Advances), in relation to the utilisation by the Borrower of the Advances granted or to be granted to it under this Agreement, the performance and discharge of its obligations and liabilities under the Finance Documents to which it is a party, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Union of 20 May 2015).
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bv.Anti-Corruption Laws
58.The Borrower or its subsidiaries or, to the best of the Borrower's knowledge, any director, officer or employee, has conducted its business in compliance with all applicable Anti-Corruption Laws and has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
59.To the best of the Borrower's knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Group or any of its directors, officers or employees in relation to an alleged breach of the Anti-Bribery and Corruption Laws.
60.The Borrower will not directly or indirectly use, lend or contribute the proceeds raised under the Agreement for any purpose that would breach the Anti-Bribery and Corruption Laws
bw.Sanctions
61.The Borrower has instituted and maintains policies and procedures designed to prevent sanctions violations (by the Borrower and their Subsidiaries and by persons associated with the Borrower and their Subsidiaries).
62.Each Sanctions Relevant Person has been and is in compliance with all Sanctions Laws and no Sanctions Relevant Person:
xxiv.is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or
xxv.has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.
bx.ISM Code and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ships have been, or will be, complied with at the time of the Drawdown Date relating to each Ship.
by.Pari passu obligations
The payment obligations of the Borrower under this Agreement, the Master Agreements and the other Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to the companies generally.
bz.Environmental matters
Except as many have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:
63.the Borrower has complied with the provisions of all Environmental Laws;
64.the Borrower has obtained all Environmental Approvals and is in compliance with all Environmental Approvals;
65.the Borrower has not received notice of any Environmental Claim that alleges that it is not in compliance with any Environmental Law of any Environmental Approval;
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66.there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief (having made due enquiry), threatened against the Borrower or any Ship; and
67.no Environmental Incident which could or might give rise to any Environmental Claim has occurred.
ca.Deduction of Tax
The Borrower is not required to make any Tax Deduction from any payment it may make under any Finance Document.
cb.Validity and completeness of Shipbuilding Contracts
Each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the Borrower respectively in accordance with its terms, and:
68.the copy of each Shipbuilding Contract delivered to the Lenders before the date of this Agreement is a true and complete copy; and
69.no further amendments or additions to any Shipbuilding Contract have been agreed nor has the Borrower or the Builder waived any of their respective rights under any Shipbuilding Contract.
cc.No rebates etc.
There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, the Builder or a third party in connection with the purchase by the Borrower of a Newbuild Ship, other than as disclosed to the Agent in writing on or before the date of this Agreement.
cd.Anti-Money Laundering Laws
The operations of the Borrower are and have been conducted at all times in compliance with all applicable anti-money laundering statutes of all jurisdictions in which the Borrower conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency including regulations governing predicate offences for money laundering (collectively, "Anti-Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or its management board with respect to Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated. The Borrower has instituted and maintained, and will continue to maintain and enforce, policies and procedures which are designed to promote compliance with Anti-Money Laundering Laws.
•General Undertakings
ce.General
The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 (General Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.
cf.Title; negative pledge
The Borrower shall hold the legal title to, and own the entire beneficial interest in any Ship owned by the Borrower, its Earnings and Insurances, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents
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and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests.
cg.Disposal of assets
The Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its business and for fair market value.
ch.Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true, accurate and not misleading and will not omit any material fact or consideration.
ci.Provision of financial statements
The Borrower will send to the Agent:
70.as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower from and including the financial year ending 31 December 2019, the audited consolidated accounts of the Group and audited individual accounts of the Borrower;
71.as soon as possible, but in no event later than 75 days after the end of each financial half-year of the Borrower (which half-year end shall, for the avoidance of doubt, occur annually), the unaudited consolidated balance sheet of the Group certified as to its correctness by the chief financial officer of the Borrower and the audited individual balance sheet of the Borrower certified as to its correctness by an officer or director of the Borrower;
72.as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower and provided that these documents have not been published on the Borrower's website or sent to the Lenders in the form of a press release, unaudited consolidated income statements of the Group certified as to their correctness by the chief financial officer of the Borrower and unaudited individual income statements of the Borrower certified as to their correctness by an officer or director of the Borrower;
73.as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Borrower and the Group for the next 3 years in a format which is acceptable to the Agent; and
74.together with the annual audited consolidated accounts and with each balance sheet of the Group referred to in paragraphs (a) and (b), a compliance certificate (together with supporting schedules, if any) signed by the chief financial officer of the Borrower in the form attached as Schedule 8 (Form of Certificate of Compliance) (or in any other format which the Agent may approve and with such other information as the Agent may require) evidencing compliance with the financial undertakings in Clause 12.5 (Financial Covenants), setting out the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels, and also listing the Fair Market Value of each of the Ships.
cj.Form of financial statements
The audited accounts delivered under Clause 11.5 (Provision of financial statements) will:
75.be prepared in accordance with all applicable laws and IFRS consistently applied;
76.give a true and fair view of the state of affairs of the Group (or the Borrower, as the case may be) at the date of those accounts and of profit for the period to which those accounts relate; and
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77.fully disclose or provide for all significant liabilities of the Group (or the Borrower, as the case may be).
ck.Provision of further information
78.The Borrower will, as soon as practicable after receiving a request from the Agent provide the Agent with such additional financial information in relation to the Group which may be reasonably requested by the Agent or any Lender through the Agent.
79.The Borrower shall supply to the Agent, promptly upon becoming aware of them, the details of any claim, action, suit, proceeding or investigation with respect to Sanctions Laws against it, any of its direct or indirect owners, subsidiaries or any of their respective directors, officers, employees, agents or representatives.
cl.Creditor notices
The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to all of the Borrower's shareholders or creditors or to the whole of any class of them.
cm.Consents
The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:
80.for the Borrower to perform its obligations under any Finance Document and any Master Agreement to which it is a party;
81.for the validity or enforceability of any Finance Document and any Master Agreement to which it is a party;
and the Borrower will comply with the terms of all such consents.
cn.Maintenance of Security Interests
The Borrower will:
82.at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and
83.without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which, in the reasonable opinion of the Majority Lenders, is or has become necessary for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.
co.Notification of litigation
The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party or any Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.
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cp.Principal place of business
The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes.
cq.Notification of default
The Borrower will notify the Agent as soon as the Borrower becomes aware of:
84.the occurrence of an Event of Default or Potential Event of Default; or
85.any matter which indicates that an Event of Default or Potential Event of Default may have occurred, and will keep the Agent fully uptodate with all developments.
cr.Access to books and records
The Borrower shall permit one or more representatives of the Agent, at the request of the Agent, to have reasonable access to its books and records and to inspect the same during normal business hours at its offices upon reasonable prior written notice.
cs.Press releases
The Borrower will send to the Agent, at the same time as they are dispatched, copies of all press releases which are issued by the Borrower.
ct.Pari passu ranking
The Borrower's payment obligations under this Agreement and any other Finance Document to which it is a party shall rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
cu.Conduct of business; compliance with laws
86.The Borrower shall conduct its business in a proper and efficient manner in compliance with:
xxvi.its constitutional documents;
xxvii.all Sanctions Laws;
xxviii.all Anti-Corruption Laws;
xxix.all Environmental Laws; and
xxx.all other laws and regulations applicable to its business, and shall notify the Agent immediately upon becoming aware of any breach of any such document, law or regulation.
87.The Borrower shall, and shall ensure that all their directors, officers, or employees shall not directly or indirectly use the proceeds from this arrangement for any purpose that would constitute a breach of Anti-Money Laundering Laws (as such term is defined in Clause 10.22 (Anti-Money Laundering Laws)).
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cv.Know your customer requirements
Promptly upon the Agent's request the Borrower will supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor Party to carry out and be satisfied with the results of all necessary "know your customer" or other checks which it is required to carry out in relation to the transactions contemplated by the Finance Documents and to the identity of any parties to the Finance Documents (other than Creditor Parties) and their directors and officers.
cw.Compliance with Sanctions Laws
The Borrower shall:
88.ensure that neither it nor any subsidiary of the Borrower is or will become a Restricted Party.
89.use reasonable endeavours to procure that no director, officer, employee, agent or representative of the Borrower or any subsidiary of the Borrower is or will become a Restricted Party;
90.procure that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws;
91.procure that no revenue or benefit derived from any activity or dealing with a Restricted Party shall be used in discharging any obligation due or owing to the Creditor Parties to the extent such use would lead to non-compliance by it or any other Party with any applicable Sanctions Laws; and
92.not, and shall procure that no other Security Party shall, have any business operations or other dealings in any country or territory which is the subject of Sanctions Laws.
cx.Documents to be provided following execution of a Master Agreement
93.Following the execution of each Master Agreement, the Borrower shall procure that promptly following the execution of such Master Agreement the Agent has received the following documents in form and substance satisfactory to the Agent and its lawyers:
xxxi.a Master Agreement Assignment in relation to the relevant Master Agreement;
xxxii.if required by the Agent and in the case of each Mortgage an amendment or addenda to that Mortgage specifying such consequential amendments to that Mortgage as may be required as a consequence of the entry by the Borrower and the relevant Swap Bank into the Master Agreement;
xxxiii.if required by the Agent and in the case of a Finance Document an amendment or addenda to that Finance Document specifying such consequential amendments to that Finance Document as may be required as a consequence of the entry by the Borrower and the relevant Swap Bank into the Master Agreement;
xxxiv.in each case if required for the provisions of the legal opinions referred to in paragraph (vii), copies of the resolutions of the directors and shareholders of the Borrower authorising the execution of the Master Agreement Assignments, the Mortgage amendments and addenda referred to in paragraphs (ii) to (iii);
xxxv.the original of any power of attorney under which any of the Master Agreement Assignments, the Mortgage amendments and addenda referred to in paragraph (ii) and the Finance Document amendments and addenda referred to in paragraph (iii) are to be executed on behalf of the Borrower;
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xxxvi.documentary evidence that the Mortgage amendments and addenda referred to in paragraph (ii) have been duly registered against that Ship as valid amendment or addenda to the Mortgage in accordance with the laws of the relevant Approved Flag;
xxxvii.if required by the Agent, favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium, the country where the Ship is registered and such other relevant jurisdictions as the Agent may require; and
xxxviii.if the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.
94.For the avoidance of doubt and notwithstanding anything to the contrary in any Master Agreement, each Swap Bank consents to the assignment by the Borrower of its interests in any Master Agreement to which the Borrower is a party pursuant to a Master Agreement Assignment.
cy.No Amendment to Shipbuilding Contract
The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce, any Shipbuilding Contract or any of its provisions.
•Corporate Undertakings
cz.General
The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (Corporate Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.
da.Maintenance of status
The Borrower will maintain its separate corporate existence under the laws of, and the centre of its main interests in, Belgium and the Borrower shall maintain its listing on the First Market of Euronext Brussels or the New York Stock Exchange or such other reputable international stock exchange approved by the Agent (acting on the instructions of the Majority Lenders) in writing, such approval not to be unreasonably withheld or delayed.
db.No change of business
The Borrower will not operate outside the scope of its articles of association as at the date of this Agreement.
dc.No merger etc.
The Borrower will not, and the Borrower will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation which may, in the reasonable opinion of the Majority Lenders, have a material adverse effect (A) on the rights or remedies of the Lenders, (B) on the performance of the Borrower or the Group of their respective obligations to the Lenders, (C) with respect to the Loan or (D) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or the Group.
dd.Financial Covenants
The Borrower will ensure that the consolidated financial position of the Group shall at all times during the Security Period be such that:
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95.Consolidated Working Capital shall not be less than $0;
96.Free Liquid Assets are not less than the higher of:
xxxix.$50,000,000; and
xl.5 per cent. of Total Indebtedness;
97.the amount of Cash shall equal or exceed US$30,000,000; and
98.the ratio of Stockholders' Equity to Total Assets is not less than 30 per cent.
In this Clause 12.5 (Financial Covenants):
213."Cash" means, at any date of determination under this Agreement, the aggregate value of the Group's credit balances on any deposit, savings or current account and cash in hand with recognised and reputable banks or financial institutions but excluding any such credit balances and cash subject to a Security Interest at any time;
214."Consolidated Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet and including any amounts available under committed credit lines having remaining maturities of more than 12 months;
215."Consolidated Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;
216."Consolidated Working Capital" means Consolidated Current Assets less Consolidated Current Liabilities;
217."Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security Interest (other than a Security Interest in favour of the Security Trustee pursuant to this Agreement) at any time and, for the avoidance of doubt, "cash and cash equivalents" include any amounts available under committed credit lines having remaining maturities of more than 6 months;
218."Latest Balance Sheet" means, at any date, the consolidated balance sheet of the Group most recently delivered to the Agent pursuant to Clause 11.5 (Provision of financial statements) and/or most recently made publicly available;
219."Stockholders' Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;
220."Total Assets" means, at any date of determination under this Agreement, the amount of the total assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and
221."Total Indebtedness" means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short-term loans of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet.
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a.Change in IFRS
If, at any time after the date of this Agreement, any mandatory change is made to IFRS or any applicable law relating to the financial reporting (including but not limited to accounting bases, policies, practices and procedures or reference periods) of the Group generally or any member of the Group individually and the effect of complying with that change would result in the value for "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" being materially different from its value if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement and of which the Lenders would reasonably expect to have been informed, the Borrower shall immediately notify the Agent of that change and procure that, as soon as reasonably practicable thereafter, the Borrower's auditors deliver to the Agent:
99.a description of the change and what adjustments would need to be made to the financial statements of the Group following that change in order to reverse the effects of that change so that the values of "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" will be the same as if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement; and
100.such information, in form and substance acceptable to the Agent, as may be required:
xli.to enable the Lenders to determine whether there is a breach of any of the financial covenants in respect of the Group set out in Clause 12.5 (Financial Covenants) (based on IFRS and all applicable laws in effect at the date of this Agreement); and
xlii.to assist the Lenders in making an accurate comparison between the financial position of the Group indicated in the financial statements prepared following the change and those prepared prior to it.
In the event that the Lenders are satisfied that, based on the information provided by the Borrower's auditors, the financial covenants in Clause 12.5 (Financial Covenants) have been complied with, the Lenders and the Borrower shall enter into discussions with a view to agreeing amendments to this Agreement so as to mitigate the effect of the change.
b.Change of accounting period
The Borrower shall not change its fiscal year end date being 31 December.
c.Restrictions on dividends
The Borrower may only pay a dividend or make a distribution and/or buy-back its own common stock subject to the following conditions:
101.no Event of Default or Potential Event of Default has occurred and is continuing or would result upon payment of the proposed dividend, distribution or buy-back; and
102.the payment of such dividend or distribution would not cause any breach of any of the financial covenants set out in Clause 12.5 (Financial Covenants).
d.Payment of taxes
The Borrower shall pay when due all taxes applicable to, or imposed on or in relation to the Borrower, its business or any Ship owned by it.
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e.Negative undertakings
The Borrower will not:
103.change its legal name, type of organisation or jurisdiction of incorporation; or
104.provide any form of credit or financial assistance to any person or enter into any transaction with or involving any person on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length.
f.Notification of Sanctions
The Borrower shall:
105.supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (a) the Borrower, (b) any other Sanctions Relevant Person or (c) any owners of any Sanctions Relevant Person (other than any owner of the Borrower), as well as information on what steps are being taken with regards to answering or opposing the same;
106.inform the Agent promptly upon becoming aware that any of (a) the Borrower, (b) any other Sanctions Relevant Person or (c) any owners of any Sanctions Relevant Person (other than any owner of the Borrower), has become or is likely to become a Restricted Party.
g.Incurrence of Financial Indebtedness
The Borrower shall not, without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness:
107.if as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Borrower set out in Clause 12.5 (Financial Covenants) would be breached, on the date of such incurrence; or
108.in the case of any Financial Indebtedness incurred with a subsidiary of the Borrower, unless such Financial Indebtedness is subordinated to all Financial Indebtedness incurred under the Finance Documents on terms acceptable to the Agent (acting on the instructions of the Majority Lenders).
•Insurance
h.General
The Borrower also undertakes with each Creditor Party to comply with the following provisions of Clause 13 (Insurance) at all times during the Security Period (in the case of each Ship after the Drawdown Date applicable to it) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.
i.Maintenance of obligatory insurances
The Borrower shall keep each Ship owned by it insured at the expense of the Borrower against:
109.fire and usual marine risks and war risks (including hull and machinery, hull and freight interest, piracy, terrorism, missing vessel cover, blocking and trapping and confiscation); and
110.protection and indemnity risks (including pollution risks), on "full entry terms".
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j.Terms of obligatory insurances
111.The Borrower shall, effect such insurances in respect of each Ship owned by it:
xliii.in Dollars;
xliv.in the case of fire and usual marine risks and war risks (including coverage for war protection and indemnity with a separate limit for the same amounts insured under war hull), in an amount on an agreed value basis at least the greater of (i) when aggregated with such insurances on the other Ships which are subject to a Mortgage, 125 per cent. of the Loan and (ii) the Fair Market Value of that Ship;
xlv.in the case of hull and machinery insured values of each Ship in an amount not less than 70 per cent. of the total insured value of that Ship;
xlvi.in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry with a protection and indemnity association belonging to the International Group of Protection and Indemnity Associations;
xlvii.in relation to protection and indemnity risks in respect of the Ship's full tonnage on full entry terms;
xlviii.on approved terms; and
xlix.subject to paragraph (b) below, through (A) approved brokers and with approved insurance companies and/or underwriters in each case having a minimum rating of A- or better with either Standard and Poor's or its equivalent with AM Best, or (B) in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.
112.The Borrower shall, within 30 days of becoming aware that any entity referred to in sub-paragraph (vii) is no longer in compliance with the minimum rating set out therein shall procure that the obligatory insurances are placed with an alternate entity in compliance with the requirements of this Clause 13 (Insurance).
k.Further protections for the Creditor Parties
In addition to the terms set out in Clause 13.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances shall:
113.in relation to the obligatory insurances for fire and usual marine risks and war risks, whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;
114.name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;
115.provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without setoff, counterclaim or deductions or condition whatsoever;
116.provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and
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117.provide that the Security Trustee may make proof of loss if the Borrower fails to do so.
l.Renewals
The Borrower shall ensure that:
118.before the expiry of any obligatory insurance, that obligatory insurance is renewed; and
119.promptly after each such renewal, there is provided to the Security Trustee details of the terms and conditions on which such obligatory insurances have been renewed.
If there is a change in the insurers and/or markets through whom the obligatory insurances are placed the Borrower shall procure that the Security Trustee is notified within a reasonable time of the names of the insurers and/or markets employed for the purposes of the renewal of the obligatory insurance and of the amounts in which they are renewed.
m.Letters of undertaking
In relation to all obligatory insurances effected from time to time under Clause 13.2 (Maintenance of obligatory insurances), the Borrower shall ensure that all brokers and any protection and indemnity or war risks associations in which any Ship is entered, in each case being approved by the Security Trustee (such approval not to be unreasonably withheld), provide the Security Trustee with letters of undertaking:
120.in the case of a broker, in a form standard in the insurance market in which such broker operates or any professional association of which that approved broker is a member;
121.in the case of a protection and indemnity or war risks association, in its standard form.
If any of the obligatory insurances referred to in paragraphs (a) and/or (b) of Clause 13.2 (Maintenance of obligatory insurances) form part of a fleet cover, the Borrower will procure that any letter of undertaking referred to in paragraph (a) of this Clause 13.6 (Letters of undertaking) is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of the relevant Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.
n.Copies of certificates of entry
The Borrower shall ensure that any protection and indemnity and/or war risks associations in which each Ship is entered provides the Security Trustee with a certified copy of the certificate of entry for that Ship.
o.Deposit of original policies
The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.
p.Payment of premiums
The Borrower shall ensure that (taking account of any applicable grace periods) all premiums, calls or contributions or other sums of money from time to time due in respect of any obligatory insurances are paid in full and produce all relevant receipts when so required by the Security Trustee.
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q.Guarantees
The Borrower shall arrange for the execution and delivery of all guarantees and indemnities as may from time to time be required by any Ship's P&I Club or war risks association.
r.Compliance with terms of insurances
The Borrower shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance in relation to any Ship invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:
122.the Borrower shall (in the case of any Ships owned by the Borrower) take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;
123.the Borrower shall not make any changes relating to the classification or classification society or manager or operator of any Ship approved by the underwriters of the obligatory insurances;
124.the Borrower shall make (and on request promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which any Ship it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and
125.the Borrower shall not employ any Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.
s.Alteration to terms of insurances
The Borrower will procure that:
126.no adverse alteration is made to any obligatory insurance (which alteration is, in the reasonable opinion of the Security Trustee, likely to materially adversely affect the Lenders) without the prior written consent of the Security Trustee; and
127.all the steps under its control are taken to seek to avoid the occurrence of any act or omission which would enable cancellation of any obligatory insurance or render any obligatory insurance invalid, void or unenforceable or render any sum paid out under any obligatory insurance repayable in whole or in part.
t.Settlement of claims
The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and the Borrower shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
u.Provision of information
The Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:
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128.obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
129.effecting or renewing any such insurances as are referred to in Clause 13.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances;
and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses reasonably incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).
v.Mortgagee's interest and additional perils insurances
The Agent for the benefit of the Security Trustee, or the Security Trustee itself, shall effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in such amounts, on such terms reasonably available in the market, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Agent or the Security Trustee (as the case may be) in respect of all reasonable premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance Provided that the cover in respect of the mortgagee's interest marine insurance shall not exceed 110 per cent. of the Loan.
Notwithstanding the above, if at any time the Agent or Security Trustee proposes to effect any insurances of the nature referred to in this Clause, it shall first notify the Borrower of the insurance which it proposes to effect, the terms on which it requires it to be effected and the date from which it requires it to be so effected. If, before the date on which the Agent or Security Trustee (as the case may be) requires that insurance to be effected, the Borrower can demonstrate to the Agent or Security Trustee (as the case may be) that a firm of insurance brokers with a reputation acceptable to the Agent or the Security Trustee (as the case may be) is able to arrange that insurance upon the same terms, before that date, for a price lower than that for which any firm of insurance brokers nominated by the Agent or Security Trustee is prepared to arrange that insurance and with underwriters acceptable to the Agent or Security Trustee (as the case may be), and if that firm of insurance brokers will enter into such agreements with the Agent or Security Trustee (as the case may be) as it may require taking into account the identity of that firm of insurance brokers, the Agent or Security Trustee (as the case may be) shall not unreasonably refuse to effect that insurance through that firm of insurance brokers so nominated by the Borrower.
•Ship Covenants
w.General
The Borrower also undertakes with each Creditor Party to comply with the provisions of this Clause 14 (Ship Covenants) at all times during the Security Period (in the case of each Ship after the Drawdown Date applicable to it) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld in the case of Clause 14.2 (Ship's name and registration), 14.12 (Restrictions on chartering, appointment of managers etc.) and 14.14 (Sharing of Earnings).
x.Ship's name and registration
The Borrower shall keep each Ship owned by it registered in its name on an Approved Flag; and shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled and shall not change the name or country of registry of any Ship owned by it Provided that the Borrower may change the registry of a Ship owned by it to any Approved Flag without the consent of the Lenders subject to the Borrower providing the
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Creditor Parties with replacement security at the time of such transfer (in form and substance satisfactory to the Agent) so that the Creditor Parties have the same security on that Ship and subject to any appropriate consequential amendments to the Finance Documents.
y.Repair and classification
The Borrower shall keep each Ship owned by it in a good safe condition and state of repair:
130.consistent with first-class ship ownership and management practice;
131.so as to maintain that Ship's class as at the date of this Agreement free of overdue recommendations and conditions affecting that Ship's class with a classification society which has been approved by the Agent; and
132.so as to comply with all laws and regulations applicable to vessels registered on the applicable Approved Flag or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.
z.Modification
The Borrower shall not make any modification or repairs to, or replacement of, any Ship owned by it or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of any such Ship or reduce its value.
aa.Removal of parts
The Borrower shall not remove any material part of any Ship owned by it, or any item of equipment installed on any such Ship, except in the normal course of maintenance and repair, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the relevant Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship concerned.
ab.Surveys
The Borrower shall submit each Ship owned by it regularly to such periodical or other surveys which may be required for that Ship's classification purposes and shall comply with all conditions and recommendations affecting that Ship's class of the relevant classification society in accordance with their terms unless waived.
ac.Inspection
The Borrower shall permit the Agent (by surveyors or other persons appointed by it for that purpose, at the Borrower's expense once per year) to board any Ship owned by it at all reasonable times to inspect its condition (without interfering with that Ship's operation) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.
ad.Prevention of and release from arrest
The Borrower shall promptly discharge, unless the same is being contested in good faith by the Borrower:
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133.all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any Ship owned by it, its Earnings or the Insurances in relation any such Ship;
134.all taxes, dues and other amounts charged in respect of any such Ship, its Earnings or the Insurances in relation to any such Ship; and
135.all other outgoings whatsoever in respect of any such Ship, its Earnings or the Insurances in relation to any such Ship;
and, forthwith upon receiving notice of the arrest of any Ship, or of its detention in exercise or purported exercise of any lien or claim, unless the same is being contested in good faith by the Borrower, the Borrower shall as soon as possible or in any event within 30 days (or such greater period as may be agreed by the Agent) procure its release by providing bail or otherwise as the circumstances may require.
ae.Compliance with laws etc.
The Borrower shall:
136.comply, or procure compliance with all laws or regulations:
l.relating to its business generally; and
li.relating to each Ship owned by the Borrower, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Approved Flag in relation to each Ship owned by the Borrower;
137.obtain, comply with and do all that is necessary to maintain in full force and effect any consents required to be obtained and maintained by the Borrower in connection with any Environmental Laws;
138.without limiting paragraph (a) above, not employ any Ship owned by the Borrower nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws; and
139.procure that neither the Borrower nor any member of the Group is or becomes a Restricted Party.
af.Provision of information
The Borrower shall promptly provide the Agent with any information which it reasonably requests regarding:
140.any Ship, its employment, position and engagements;
141.the Earnings and payments and amounts due to any Ship's master and crew;
142.any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of any Ship and any payments made in respect of any Ship;
143.any towages and salvages;
144.the Borrower, the Approved Managers' or any Ship's compliance with the ISM Code and/or the ISPS Code,
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and, upon the Agent's request, to provide copies of any current charter relating to any Ship and of any current charter guarantee (unless the Borrower is prohibited to do so under applicable confidentiality provisions and if there is any such confidentiality provision, the Borrower shall use all reasonable endeavours to provide such copies) and copies of any Ship's Safety Management Certificate.
ag.Notification of certain events
The Borrower shall immediately notify the Agent by email of:
145.any casualty of any Ship which is or is likely to be or to become a Major Casualty;
146.any occurrence as a result of which any Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;
147.any requirement or recommendation made by any insurer or classification society or by any competent authority in respect of any Ship which is not complied with within the applicable time limit;
148.any arrest or detention of a Ship, any exercise of any lien on any Ship or its Earnings or any requisition of a Ship for hire which may be material in the context of this Agreement;
149.any Environmental Claim made against the Borrower or in connection with a Ship, or any Environmental Incident;
150.any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, an Approved Manager or otherwise in connection with a Ship; or
151.any other matter, event or incident, actual or threatened, the effect of which will or could reasonably be expected to lead to the ISM Code or the ISPS Code not being complied with;
and the Borrower shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Borrower's, the Approved Manager's or any other person's response to any of those events or matters.
ah.Restrictions on chartering, appointment of managers etc.
The Borrower shall not:
152.let any Ship on demise charter for any period;
153.enter into any charter in relation to any Ship under which more than 2 months' hire (or the equivalent) is payable in advance;
154.charter any Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;
155.appoint a manager of any Ship other than the Approved Managers or agree to any material alteration to the terms of an Approved Manager's appointment; or
156.put any Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) unless either:
lii.that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason; or
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liii.the cost of such work is covered by insurances; or
liv.the Borrower owning the relevant Ship establishes to the reasonable satisfaction of the Agent that it has sufficient funds to pay for the cost of such work.
ai.Notice of Mortgage
The Borrower shall keep each Mortgage registered against the relevant Ship as a valid first priority or preferred (as the case may be) mortgage, carry on board each Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of each Ship a framed printed notice stating that that Ship is mortgaged by the Borrower to the Security Trustee.
aj.Sharing of Earnings
The Borrower will not enter into any agreement or arrangement for the sharing of any Earnings other than pursuant to a pooling agreement relating to the Tankers International Pool.
ak.Green Passport
The Borrower shall procure that each Ship has obtained a Green Passport, or equivalent document acceptable to the Agent, in respect of that Ship which shall be maintained throughout the Security Period and if such Green Passport is not available at the date of this Agreement it shall be obtained at the next special survey of that Ship.
al.Green scrapping
The Borrower shall maintain a policy that provides that each vessel owned by any member of the Group or sold to an intermediary with the intention of being scrapped:
157.is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong Convention and/or the EU Ship Recycling Regulation; or
158.to the extent that the Hong Kong Convention has not been ratified or otherwise is not yet in force at the time of such scrapping, the Borrower shall use best endeavours to ensure that such vessel is scrapped in compliance with the Hong Kong Convention and/or the EU Ship Recycling Regulation.
am.Poseidon Principles
The Borrower shall, at the cost of the Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ships owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 31 (Confidential Information) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment.
an.    Operation of Ships
    The Borrower undertakes to operate each Ship owned by it as a civil merchant ship, except in cases where the Ship is being expropriated, confiscated or requisitioned by any
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government or official authority or by any person or persons claiming to be or to represent a government or official authority.
•Security Cover
ao.Minimum required security cover
Clause 15.2 (Provision of additional security; prepayment) applies if the Agent notifies the Borrower that:
159.the aggregate of the Fair Market Values (determined as provided in Clause 15.3 (Valuation of Ships) of each Ship subject to a Mortgage; plus
160.the net realisable value of any additional security previously provided under this Clause 15 (Security Cover);
is below 125 per cent. of the Loan.
ap.Provision of additional security; prepayment
If the Agent serves a notice on the Borrower under Clause 15.1 (Minimum required security cover), the Borrower shall, within 30 days after the date on which the Agent's notice is served:
161.provide, or ensure that a third party provides, acceptable additional security which, in the reasonable opinion of the Majority Lenders, has a net realisable value (taking into account the amount of any prepayment made pursuant to paragraph (b) of Clause 15.2 (Provision of additional security; prepayment) in response to the same notice) at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require and, for this purpose, it is agreed that acceptable additional security shall include cash collateral in Dollars valued at par; and/or
162.prepay such part of the Loan as will eliminate the shortfall (taking into account the net realisable value of any additional security provided pursuant to paragraph (a) of Clause 15.2 (Provision of additional security; prepayment) in response to the same notice).
aq.Valuation of Ships
163.The Fair Market Value of a Ship at any date is that shown by the mean of 2 or, if specified below, 3 valuations:
lv.in dollars;
lvi.as at a date not more than 30 days previously;
lvii.by an Approved Shipbroker;
lviii.without physical inspection of that Ship;
lix.on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;
lx.after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale, and if such valuations in respect of a Ship differ by more than 10 per cent. the Fair Market Value of that Ship shall be that shown by the mean of 3 such valuations.
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164.The Borrower shall provide (at their own cost) the valuations addressed to the Agent of each Ship which are required to determine its Fair Market Value pursuant to this Clause 15.3 (Valuation of Ships):
lxi.twice each year at the earlier of:
a.the same time as the Borrower provides to the Agent the compliance certificates pursuant to paragraph (e) of Clause 11.5 (Provision of financial statements); and
b.if a compliance certificate has not been provided within 120 days after the end of a financial year of the Borrower, 150 days after the end of that financial year or, if a compliance certificate has not been provided within 75 days after the end of the first financial half-year of the Borrower in a financial year, 105 days after the end of that financial half-year; and
lxii.after the occurrence of an Event of Default which is continuing, whenever requested by the Agent.
165.The Majority Lenders may at any time instruct the Agent to arrange valuations to determine the Fair Market Value of any Ship which is subject to a Mortgage. The cost of arranging such valuations shall be borne by the instructing Majority Lenders unless such valuations indicate a breach of the requirements of this Clause 15 (Security Cover), in which case the cost of such valuations shall be for the Borrower's account.
ar.Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 15.2 (Provision of additional security; prepayment) and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3 (Valuation of Ships).
as.Valuations binding
Any valuation under Clause 15.2 (Provision of additional security; prepayment), 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security) shall be binding and conclusive as regards the Borrower and the Lenders, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest over a vessel.
at.Provision of information
The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security) with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of its valuation.
au.Payment of valuation expenses
Without prejudice to the generality of the Borrower's obligations under Clauses 20.2 (Costs of negotiation, preparation etc.), 20.3 (Costs of variations, amendments, enforcement etc.) and 21.3 (Miscellaneous indemnities), the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.
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av.Application of prepayment
Clause 8 (Reduction, Repayment, Prepayment and Cancellation) shall apply in relation to any prepayment pursuant to paragraph (b) of Clause 15.2 (Provision of additional security; prepayment).
•Payments and Calculations
aw.Currency and method of payments
All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:
166.by not later than 11.00 a.m. (New York City time) on the due date;
167.in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);
168.in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and
169.in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.
ax.Payment on non-Business Day
If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:
170.the due date shall be extended to the next succeeding Business Day; or
171.if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;
and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.
ay.Basis for calculation of periodic payments
All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
az.Distribution of payments to Creditor Parties
Subject to Clause 16.5 (Permitted deductions by Agent), Clause 16.6 (Agent only obliged to pay when monies received) and Clause 16.7 (Refund to Agent of monies not received):
172.any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and the Swap Counterparty or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and
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173.amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.
ba.Permitted deductions by Agent
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.
bb.Agent only obliged to pay when monies received
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender or that Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.
bc.Refund to Agent of monies not received
If and to the extent that the Agent makes available a sum to the Borrower or a Lender or a Swap Counterparty, without first having received that sum, the Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand:
174.refund the sum in full to the Agent; and
175.pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.
bd.Agent may assume receipt
Clause 16.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.
be.Creditor Party accounts
Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.
bf.Agent's memorandum account
The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.
bg.Accounts prima facie evidence
If any accounts maintained under Clauses 16.9 (Creditor Party accounts) and 16.10 (Agent's memorandum account) show an amount to be owing by the Borrower or a Security Party to a
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Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.
bh.Impaired Agent
176.If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 16.1 (Currency and method of payments) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch or A2 or higher by Moody's or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Creditor Party or Creditor Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.
177.All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.
178.Where the Borrower or a Lender has made a payment in accordance with this Clause 16.12 (Impaired Agent) it shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
179.Promptly upon the appointment of a successor Agent in accordance with Clause 24 (The Agent, the Arrangers and the Reference Banks) each party which has made a payment to a trust account in accordance with this Clause 16.12 (Impaired Agent) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 16.4 (Distribution of payments to Creditor Parties).
•Application of Receipts
bi.Normal order of application
Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:
180.FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;
181.SECONDLY: in or towards satisfaction of any amounts then due and payable to the Creditor Parties (other than the Swap Banks) under the Finance Documents (or any of them) in such order of application and/or such proportions as the Agent, acting with the authorisation of the Lenders, may specify by notice to the Borrower, the Security Parties and the other Creditor Parties,
182.THIRDLY: in retention of an amount equal to any amount not then due and payable to the Creditor Parties (other than the Swap Banks) under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause (b);
183.FOURTHLY: in or towards satisfaction pro rata of any amount then due and payable under any Master Agreement which relates to a Designated Transaction;
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184.FIFTHLY: in retention of an amount equal to any amount not then due and payable under any Master Agreement which relates to a Designated Transaction but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause (d); and
185.SIXTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.
bj.Variation of order of application
The Agent may, with the authorisation of the Lenders and the Swap Banks, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 (Normal order of application) either as regards a specified sum or sums or as regards sums in a specified category or categories.
bk.Notice of variation of order of application
The Agent may give notices under Clause 17.2 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.
bl.Appropriation rights overridden
This Clause 17 (Application of Receipts) and any notice which the Agent gives under Clause 17.2 (Variation of order of application) shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.
•Application of Earnings
bm.Earnings
The Borrower undertakes with each Creditor Party to ensure that throughout the Security Period (and subject only to the provisions of the General Assignments) all the Earnings of each Ship owned by it and proceeds under any Insurances in relation to any Ship owned by it are paid to the Earnings Account in relation to the Borrower without delay or deductions Provided that the Earnings in respect of each Ship shall be available to the Borrower unless an Event of Default has occurred and is continuing.
bn.Location of accounts
The Borrower shall promptly:
186.comply with any requirement of the Agent as to the location or relocation of the Earnings Account in relation to the Borrower; and
187.execute any documents which the Agent reasonably specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account in relation to the Borrower.
•Events of Default
bo.Events of Default
An Event of Default occurs if:
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188.the Borrower or any Security Party fails to pay when due or, if payable on demand, on such demand, any sum payable under a Finance Document or under any document relating to a Finance Document; unless:
lxiii.its failure to pay is caused by:
c.administrative or technical error; or
d.a Disruption Event; and
lxiv.payment is made within 3 Business Days of its due date; or
189.any breach occurs of Clause 9.2 (Waiver of conditions precedent), Clause 10.15 (Sanctions), Clause 11.2 (Title; negative pledge), Clause 11.3 (Disposal of assets), Clause 11.17 (Conduct of business; compliance with laws) in so far as it relates to Sanctions Laws and Anti-Corruption Laws, Clause 11.19 (Compliance with Sanctions Laws), Clause 12.2 (Maintenance of status), Clause 12.3 (No change of business), Clause 12.4 (No merger etc.), Clause 12.8 (Restrictions on dividends), Clause 12.11 (Notification of Sanctions), Clause 13 (Insurance), Clause 14.9 (Compliance with laws etc.), or, save to the extent such breach is a failure to pay and therefore subject to paragraph (a), Clause 15.2 (Provision of additional security; prepayment); or
190.(subject to any applicable grace period in the relevant Finance Documents) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) and if, in the opinion of the Majority Lenders, such default is capable of remedy, such default continues unremedied 30 days after written notice from the Agent requesting action to remedy the same; or
191.any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made; or
192.any of the following occurs in relation to a Relevant Person:
lxv.a Relevant Person becomes unable to pay its debts as they fall due; or
lxvi.a Relevant Person fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction or any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $10,000,000 or more or the equivalent in another currency; or
lxvii.an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person or any administrative or other receiver is appointed over any asset of a Relevant Person; or
lxviii.a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or an administration notice is given or filed in relation to a Relevant Person, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or
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lxix.a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or
lxx.a Relevant Person petitions a court, or presents any proposal for, any form of judicial or nonjudicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or
lxxi.any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or
lxxii.in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Majority Lenders, is similar to any of the foregoing; or
193.any repayment of principal in respect of, or any payment of interest on, any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period (unless the due date for payment thereof is rescheduled with the agreement of the relevant creditor before the expiry of such grace period); or
194.any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described); or
195.any commitment to the Borrower for any Financial Indebtedness is cancelled by a creditor of the Borrower by reason of an event of default (however described); or
196.any Financial Indebtedness of the Borrower becomes capable of being declared due and payable prior to its specified maturity or any commitment to the Borrower for any Financial Indebtedness becomes capable of being cancelled in either case as a result of an event of default (howsoever described) and the event giving rise to that event of default is not waived or remedied to the satisfaction of the relevant creditor within 30 days of its occurrence;
197.provided that (with respect to sub-paragraphs (f) to (i) above) no Event of Default will occur under these sub-paragraphs (f) to (i) above if the aggregate amount of the Financial Indebtedness or commitment for Financial Indebtedness falling within sub-paragraphs (f) to (i) above is less than $10,000,000 (or its equivalent in any other currency or currencies).
198.the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or
199.it becomes unlawful in any Pertinent Jurisdiction or impossible:
lxxiii.for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or
lxxiv.for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or
200.any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security
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Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or
201.any event or circumstance occurs which the Majority Lenders determine has, or could reasonably be expected to have, a material adverse effect on:
lxxv.the ability of the Borrower to perform its obligations under the Finance Documents; or
lxxvi.the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or any of their respective subsidiaries; or
202.at any time, the Borrower is not in compliance with all material Environmental Laws relating to each Ship subject to a Mortgage, its ownership, operation and management or to the business of the Borrower; or
203.the Borrower rescinds or repudiates a Finance Document.
bp.Actions following an Event of Default
On, or at any time after, the occurrence of an Event of Default which is continuing:
204.the Agent may, and if so instructed by the Majority Lenders, the Agent shall:
lxxvii.serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or
lxxviii.serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or
lxxix.take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or
205.the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a)(i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law.
bq.Termination of Commitments
On the service of a notice under paragraph (a)(i) of Clause 19.2 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.
br.Acceleration of Loan
On the service of a notice under paragraph (a)(ii) of Clause 19.2 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.
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bs.Multiple notices; action without notice
The Agent may serve notices under paragraphs (a)(i) and (ii) of Clause 19.2 (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.
bt.Notification of Creditor Parties and Security Parties
The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.
bu.Creditor Party rights unimpaired
Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or a Swap Counterparty under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests several).
bv.Exclusion of Creditor Party liability
No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:
206.for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or
207.as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;
except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.
In no event shall any Creditor Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.
bw.Relevant Persons
In this Clause 19 (Events of Default) a "Relevant Person" means the Borrower, a Security Party or any other member of the Group, but excluding any company that represents less than 5 per cent. of the consolidated assets of the Group or less than 10 per cent. of the consolidated revenue of the Group.
bx.Interpretation
In paragraph (e) of Clause 19.1 (Events of Default) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of
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default in a facility agreement or a termination event in a finance lease; and in paragraph (e) of Clause 19.1 (Events of Default) "petition" includes an application.
by.Position of Swap Counterparties
Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19 (Events of Default), to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.
•Fees and Expenses
bz.Fees
The Borrower shall pay to the Agent:
208.on the date of this Agreement or as otherwise agreed, the fees in amounts previously agreed in writing between the Agent and the Borrower; and
209.quarterly in arrears on each 31 March, 30 June, 30 September and 31 December and on the first Drawdown Date (or, if earlier, the date on which this Agreement is terminated) during the period from the date of this Agreement to the last day of the Availability Period (or, if earlier, the date on which this Agreement is terminated), for the account of the Lenders, a commitment fee at the rate of 35 per cent. of the Margin per annum on the Total Available Commitments, for distribution among the Lenders pro rata to their Commitments. No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of the Lender for any day on which that Lender is a Defaulting Lender.
ca.Costs of negotiation, preparation etc.
The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document (to the extent practicable, after prior consultation of the Borrower on the amount of such expenses).
cb.Costs of variations, amendments, enforcement etc.
The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party (and in respect of sub-paragraphs (a), (b) and (c) below, to the extent practicable, after prior consultation of the Borrower on the amount of such expenses) in connection with:
210.any amendment or supplement to a Finance Document which (i) relates to providing for any amendment to, or the use of a Replacement Benchmark in place of, the Screen Rate, or (ii) is requested by the Borrower, or any proposal of the Borrower for such an amendment to be made;
211.any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;
212.the valuation of any security provided or offered under Clause 15 (Security Cover) or any other matter relating to such security; or
213.any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.
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There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.
cc.Documentary taxes
The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.
cd.Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 (Fees and Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.
•Indemnities
ce.Indemnities regarding borrowing and repayment of Loan
The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party as a result of or in connection with:
214.an Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;
215.the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of the applicable Interest Period or other relevant period;
216.any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7 (Default Interest)); and
217.the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19 (Events of Default).
cf.Breakage costs
Without limiting its generality, Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) covers any Break Costs.
cg.Miscellaneous indemnities
The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:
218.any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or
219.any other Pertinent Matter;
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other than claims, expenses, liabilities and losses which are shown to have been caused by the gross negligence, dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.
ch.Currency indemnity
If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:
220.making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or
221.obtaining an order or judgment from any court or other tribunal; or
222.enforcing any such order or judgment;
the Borrower shall indemnify within 3 Business Days of demand the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.
222.In this Clause 21.4 (Currency indemnity), the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 21.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.
a.Sanctions and regulatory indemnities
The Borrower shall pay to the Agent on demand, and the Borrower shall indemnify each Lender against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by a Lender (other than in each case by reason of a Lender's gross negligence, dishonesty or wilful misconduct):
223.arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Law; or
224.as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and as a result of conduct of the Borrower or any of their partners, directors, officers, employees or agents that violates any Sanctions Laws.
b.Application to Master Agreements
For the avoidance of doubt, Clause 21.4 (Currency indemnity) does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.
c.Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 (Indemnities)
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and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be, prima facie evidence that the amount, or aggregate amount, is due. Upon the Borrower's written request such Creditor Party shall, so far as practicable, provide an accompanying breakdown specifying the calculation of such amount in reasonable detail (but omitting information with in the opinion of that Creditor Party is of a sensitive or confidential nature).
d.Sums deemed due to a Lender
For the purposes of this Clause 21 (Indemnities), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.
•No Set-Off or Tax Deduction
e.No deductions
All amounts due from the Borrower under a Finance Document shall be paid:
225.without any form of setoff, cross-claim or condition; and
226.free and clear of any Tax Deduction except a Tax Deduction which the Borrower is required by law to make.
f.Grossing-up for taxes
If the Borrower is required by law to make a Tax Deduction from any payment:
227.the Borrower shall notify the Agent as soon as it becomes aware of the requirement; similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the affected Parties;
228.the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;
229.subject as provided in Clause 30.17 (Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office) the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the Tax Deduction) a net amount which, after the Tax Deduction, is equal to the full amount which it would otherwise have received; and
g.Evidence of payment of taxes
Promptly, and in any event within 1 month after making any Tax Deduction, the Borrower concerned shall deliver to the Agent for the Creditor Party entitled to the payment an original receipt (or certified copy thereof) satisfactory to that Creditor Party evidencing that the tax had been paid to the appropriate taxation authority.
h.Tax credit
A Creditor Party which has obtained (and has derived full use and benefit, on an affiliated group basis, of) a repayment or credit in respect of tax on account of which the Borrower (or any of them) have made an increased payment under Clause 22.2 (Grossing-up for taxes) shall pay to the Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment Provided that:
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230.the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;
231.nothing in this Clause 22.4 (Tax credit) shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;
232.nothing in this Clause 22.4 (Tax credit) shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a Tax Deduction from a payment;
233.any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 (Tax credit) shall be conclusive and binding on the Borrower and the other Creditor Parties;
234.nothing in this Clause 22.4 (Tax credit) shall oblige any Creditor Party to disclose any information relating to its affairs (tax or otherwise) or those of its ultimate parent company (or any subsidiary thereof) or any computations in respect of tax; and
235.the Creditor Party's tax affairs for its tax year in respect of which such credit or repayment was obtained have been finally settled.
i.Tax Deduction
In this Clause 22 (No Set-Off or Tax Deduction) "Tax Deduction" means any deduction or withholding for or on account of any present or future tax other than a FATCA Deduction.
j.Value Added Tax
236.All amounts expressed to be payable under a Finance Document by any party to a Creditor Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Creditor Party to any party in connection with a Finance Document, that party shall pay to the Creditor Party (in additional to and at the same time as paying the consideration) an amount equal to the amount of the VAT.
237.Where a Finance Document requires any party to reimburse a Creditor Party for any costs or expenses, that party shall also at the same time pay and indemnify the Creditor Party against all VAT incurred by the Creditor Party in respect of the costs or expenses to the extent that the Creditor Party reasonably determines that it is not entitled to credit or repayment of the VAT.
k.Application to Master Agreements
For the avoidance of doubt, Clause 22 (No Set-Off or Tax Deduction) does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.
l.FATCA information
238.Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
lxxx.confirm to that other Party whether it is:
e.a FATCA Exempt Party; or
f.not a FATCA Exempt Party;
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lxxxi.supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
lxxxii.supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
239.If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
240.Paragraph (a) above shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of:
lxxxiii.any law or regulation;
lxxxiv.any fiduciary duty; or
lxxxv.any duty of confidentiality.
241.If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
m.FATCA Deduction
242.Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
243.Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Creditor Parties.
n.Tax indemnity
244.The Borrower shall (within three Business Days of demand by the Agent) pay to a Creditor Party an amount equal to the loss, liability or cost which that Creditor Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Creditor Party in respect of a Finance Document.
245.Paragraph (a) above shall not apply:
lxxxvi.with respect to any Tax assessed on a Creditor Party:
g.under the law of the jurisdiction in which that Creditor Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as resident for tax purposes; or
h.under the law of the jurisdiction in which that Creditor Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,
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if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Creditor Party; or
lxxxvii.to the extent a loss, liability or cost:
i.is compensated for by an increased payment under Clause 22.2 (Grossing-up for taxes); or
j.relates to a FATCA Deduction required to be made by a Party, or
k.is in respect of VAT (which shall be dealt with in accordance with Clause 22.6 (Value Added Tax)); or
l.is in respect of documentary taxes (which shall be dealt with in accordance with Clause 20.4 (Documentary taxes)).
246.A Creditor Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.
247.A Creditor Party shall, on receiving a payment from a Borrower under this Clause 22.10 (Tax indemnity), notify the Agent.
o.Non-Cooperative Jurisdiction
248.Subject to paragraph (b) below, within ten Business Days of:
lxxxviii.a Lender becoming aware that; or
lxxxix.the Borrower notifying a Transferee Lender that,
an amount payable to that Lender or Transferee Lender (as applicable) by the Borrower under a Finance Document is not (or will not be when the relevant income tax is calculated) treated as a deductible charge or expense for Belgian tax purposes for the Borrower by reason of that amount being:
xc.paid or accrued to a Lender or Transferee Lender (as applicable) incorporated, domiciled, established or acting through a Facility Office located in a Non-Cooperative Jurisdiction; or
xci.paid to an account opened in the name of or for the benefit of that Lender in a financial institution located in a Non-Cooperative Jurisdiction,
(a “Non-Cooperative Jurisdiction Matter”) such Lender or Transferee Lender (as applicable) shall supply to the Borrower such forms, documentation and other information relating to that Non-Cooperative Jurisdiction Matter as:
m.the Borrower reasonably requests for the purposes of the Borrower being able to utilise a Belgian law provision so that amounts payable to such Lender or Transferee Lender (as applicable) by the Borrower under a Finance Document are (or will be when the relevant income tax is calculated) treated as a deductible charge or expense for Belgian tax purposes; and
n.are in the position of such Lender or Transferee Lender (as applicable) and such Lender or Transferee Lender (as applicable) is permitted to provide to the Borrower.
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249.Paragraph (a) above shall not oblige any Lender or Transferee Lender (as applicable) to do anything which would or might in its reasonable opinion constitute a breach of:
xcii.any law or regulation;
xciii.any fiduciary duty; or
xciv.any duty of confidentiality.
•Illegality, etc.
p.Illegality, etc.
This Clause 23 (Illegality, etc.) applies if a Creditor Party (the "Notifying Creditor Party") notifies the Agent that it has become, or will with effect from a specified date, become:
250.unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or
251.contrary to, or inconsistent with, any regulation and/or contrary to or declared by any Sanctions Authority to be contrary to Sanctions Laws, for the Notifying Creditor Party to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.
q.Notification of illegality
The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23 (Illegality, etc.) which the Agent receives from the Notifying Creditor Party.
r.Prepayment; termination of Commitment
252.On the Agent notifying the Borrower under Clause 23.2 (Notification of illegality), the Creditor Party's Commitment shall terminate; and to the extent that the Lender’s Contribution has not been transferred pursuant to Clause 30.18 (Replacement of Lender by Borrower), thereupon or, if later, on the date specified in the Notifying Creditor Party's notice under Clause 23 (Illegality, etc.) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Creditor Party's Contribution in accordance with Clause 8 (Reduction, Repayment, Prepayment and Cancellation).
253.Upon the termination of a Notifying Creditor Party's Commitment and prepayment by the Borrower of such Notifying Creditor Party's Contribution pursuant to paragraph (a) above:
xcv.the amounts by which the Revolving Facility is scheduled to be reduced pursuant to Clause 8.1 (Reduction of Total Revolving Commitments) shall each be reduced, on a pro-rata basis, by an amount equal in aggregate to the sum prepaid by the Borrower in respect of a Notifying Creditor Party's Contribution under the Revolving Facility pursuant to paragraph (a) above; and
xcvi.any sum prepaid by the Borrower in respect of a Notifying Creditor Party's Contribution under a Tranche shall reduce the Repayment Instalments of that Tranche pro rata.
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s.Mitigation
If circumstances arise which would result in a notification under Clause 23 (Illegality, etc.) then, without in any way limiting the rights of the Notifying Creditor Party under Clause 23.3 (Prepayment; termination of Commitment), the Notifying Creditor Party shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Creditor Party shall not be under any obligation to take any such action if, in its opinion, to do would or might:
254.have an adverse effect on its business, operations or financial condition; or
255.involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or
256.involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.
•The Agent, the Arrangers and the Reference Banks
t.Appointment of the Agent
257.Each of the Arrangers, the Lenders and the Swap Banks appoints the Agent to act as its agent under and in connection with the Finance Documents.
258.Each of the Arrangers, the Lenders and the Swap Banks authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
259.Each of the Arrangers, the Lenders and the Swap Banks appoints the Agent for the purpose of administering the Loan and the Finance Documents. Each of them releases the Agent from the restrictions on the representation of several parties by one agent pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions pursuant to any other applicable law.
u.Instructions
260.The Agent shall:
xcvii.unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:
o.all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
p.in all other cases, the Majority Lenders; and
xcviii.not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties).
261.The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from
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exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
262.Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties.
263.Paragraph (a) above shall not apply:
xcix.where a contrary indication appears in a Finance Document;
c.where a Finance Document requires the Agent to act in a specified manner or to take a specified action;
ci.in respect of any provision which protects the Agent's own position in its personal capacity as opposed to its role of Agent for the relevant Creditor Parties.
264.If giving effect to instructions given by the Majority Lenders would in the Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 33 (Variations and Waivers), the Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent) whose consent would have been required in respect of that amendment or waiver.
265.In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Agent shall do so having regard to the interests of all the Creditor Parties.
266.The Agent may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
267.Without prejudice to the remainder of this Clause 24.2 (Instructions), in the absence of instructions, the Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Creditor Parties. The Agent may act (or refrain from acting) as it considers to be in the best interest of the Creditor Parties.
268.The Agent is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents.
v.Duties of the Agent
269.The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
270.Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
271.Without prejudice to Clause 30.3 (Transfer Certificate, delivery and notification), paragraph (b) above shall not apply to any Transfer Certificate.
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272.Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
273.If the Agent receives notice from a Party referring to any Finance Document, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Creditor Parties.
274.If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Creditor Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement, it shall promptly notify the other Creditor Parties.
275.The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
w.Role of the Arrangers, Swap Co-ordinator and Sustainability Agent
Except as specifically provided in the Finance Documents, the Arrangers, Swap Co-ordinator, Co-ordinator and Sustainability Agent have no obligations of any kind to any other Party under or in connection with any Finance Document.
x.No fiduciary duties
276.Nothing in any Finance Document constitutes the Agent or any Arranger as a trustee or fiduciary of any other person.
277.Neither the Agent nor any Arranger shall be bound to account to other Creditor Party for any sum or the profit element of any sum received by it for its own account.
y.Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Agent receives or recovers in its capacity as Agent shall be applied by the Agent in accordance with Clause 17 (Application of Receipts).
z.Business with the Group
The Agent and the Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.
aa.Rights and discretions
278.The Agent may:
cii.rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
ciii.assume that:
q.any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents; and
r.unless it has received notice of revocation, that those instructions have not been revoked; and
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civ.rely on a certificate from any person:
s.as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
t.to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
279.The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Creditor Parties) that:
cv.no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under paragraph (a) of Clause 19.1 (Events of Default); and
cvi.any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised.
280.The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
281.Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.
282.The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
283.The Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
cvii.be liable for any error of judgment made by any such person; or
cviii.be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.
284.Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
285.Without prejudice to the generality of the above, the Agent:
cix.may disclose; and
cx.on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender or Non-Consenting Lender to the Borrower and to the other Creditor Parties.
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286.Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
287.Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
ab.Responsibility for documentation
Neither the Agent nor the Arrangers are responsible or liable for:
288.the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arrangers, the Borrower or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
289.the legality, validity, effectiveness, adequacy or enforceability of any Pertinent Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Pertinent Document or the Security Property.
ac.No duty to monitor
The Agent shall not be bound to enquire:
290.whether or not any Event of Default has occurred;
291.as to the performance, default or any breach by the Borrower of its obligations under any Finance Document; or
292.whether any other event specified in any Finance Document has occurred.
ad.Exclusion of liability
293.Without limiting paragraph (b) below (or any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:
cxi.any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
cxii.exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or
cxiii.any shortfall which arises on the enforcement or realisation of the Security Property; or
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cxiv.without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
u.any act, event or circumstance not reasonably within its control; or
v.the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
294.No Party other than the Agent may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent may rely on this Clause.
295.The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
296.Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:
cxv.any "know your customer" or other checks in relation to any person; or
cxvi.any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.
297.Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.
ae.Lenders' indemnity to the Agent
298.Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross
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negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).
299.Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.
300.Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to the Borrower.
af.Resignation of the Agent
301.The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrower.
302.Alternatively, the Agent may resign by giving 30 days' notice to the other Creditor Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution.
303.If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution.
304.The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
305.The Agent's resignation notice shall only take effect upon the appointment of a successor.
306.Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 24 (The Agent, the Arrangers and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Agent. Any fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
307.After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.
308.The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Agent.
309.The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
cxvii.the Agent fails to respond to a request under Clause 22.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
cxviii.the information supplied by the Agent pursuant to Clause 22.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
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cxix.the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.
ag.Confidentiality
310.In acting as Agent for the Creditor Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
311.If information is received by a division or department of the Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
312.Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
ah.Relationship with the other Creditor Parties
313.The Agent may treat the person shown in its records as Lender or Swap Bank at the opening of business (in the place of the Agent's principal office as notified to the Creditor Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Swap Bank:
cxx.entitled to or liable for any payment due under any Finance Document on that day; and
cxxi.entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Swap Bank to the contrary in accordance with the terms of this Agreement.
314.Each Creditor Party shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee. Each Creditor Party shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee and any reference to any instructions being given by or sought from any Creditor Party or group of Creditor Parties by or to the Security Trustee in this Agreement must be given or sought through the Agent.
315.Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.7 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 35.2
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(Addresses for communications) and Clause 35.7 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
ai.Credit appraisal by the Creditor Parties
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Document, each Creditor Party confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Document including but not limited to:
316.the financial condition, status and nature of each member of the Group;
317.the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
318.whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
319.the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
320.the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
aj.Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
ak.Reliance and engagement letters
Each Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
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al.Full freedom to enter into transactions
Without prejudice to Clause 24.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Agent shall be absolutely entitled:
321.to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document);
322.to deal in and enter into and arrange transactions relating to:
cxxii.any securities issued or to be issued by the Borrower or any other person; or
cxxiii.any options or other derivatives in connection with such securities; and
323.to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
•The Security Trustee
am.Trust
324.The Security Trustee declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 25 (The Security Trustee) and the other provisions of the Finance Documents.
325.Each other Creditor Party authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
326.Each of the Creditor Parties appoints the Security Trustee for the purpose of administering the Loan and the Finance Documents. Each of them releases the Security Trustee from the restrictions on the representation of several parties by one agent pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions pursuant to any other applicable law.
an.Parallel Debt (Covenant to pay the Security Trustee)
327.The Borrower irrevocably and unconditionally undertakes to pay to the Security Trustee its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
The Parallel Debt of the Borrower:
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cxxiv.shall become due and payable at the same time as its Corresponding Debt;
cxxv.is independent and separate from, and without prejudice to, its Corresponding Debt.
328.For purposes of this Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee:
cxxvi.is the independent and separate creditor of each Parallel Debt;
cxxvii.acts in its own name and not as agent, representative or trustee of the Creditor Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
cxxviii.shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
329.The Parallel Debt of the Borrower shall be:
cxxix.decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
cxxx.increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of the Borrower shall be:
w.decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
x.increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of the Borrower shall never exceed its Corresponding Debt.
330.All amounts received or recovered by the Security Trustee in connection with this Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) to the extent permitted by applicable law, shall be applied in accordance with Clause 17 (Application of Receipts).
331.This Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) shall apply, with any necessary modifications, to each Finance Document.
ao.Enforcement through Security Trustee only
The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Finance Documents except through the Security Trustee.
ap.Instructions
332.The Security Trustee shall:
cxxxi.unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Trustee in accordance with any instructions given to it by:
y.all Lenders (or the Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
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z.in all other cases, the Majority Lenders (or the Agent on their behalf); and
cxxxii.not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties).
333.The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
334.Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Trustee by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties.
335.Paragraph (a) above shall not apply:
cxxxiii.where a contrary indication appears in a Finance Document;
cxxxiv.where a Finance Document requires the Security Trustee to act in a specified manner or to take a specified action;
cxxxv.in respect of any provision which protects the Security Trustee's own position in its personal capacity as opposed to its role of Security Trustee for the relevant Secured Parties.
cxxxvi.in respect of the exercise of the Security Trustee's discretion to exercise a right, power or authority under any of:
aa.Clause 25.28 (Application of receipts);
ab.Clause 25.29 (Permitted Deductions); and
ac.Clause 25.30 (Prospective liabilities).
336.If giving effect to instructions given by the Majority Lenders would in the Security Trustee's opinion have an effect equivalent to an amendment or waiver referred to in Clause 33 (Variations and Waivers), the Security Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Trustee) whose consent would have been required in respect of that amendment or waiver.
337.In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
cxxxvii.it has not received any instructions as to the exercise of that discretion; or
cxxxviii.the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Trustee shall do so having regard to the interests of all the Creditor Parties.
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338.The Security Trustee may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
339.Without prejudice to the remainder of this Clause 25.4 (Instructions), in the absence of instructions, the Security Trustee may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.
340.The Security Trustee is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents.
aq.Duties of the Security Trustee
341.The Security Trustee's duties under the Finance Documents are solely mechanical and administrative in nature.
342.The Security Trustee shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party.
343.Except where a Finance Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
344.If the Security Trustee receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Creditor Parties.
345.The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
ar.No fiduciary duties
346.Nothing in any Finance Document constitutes the Security Trustee as an agent, trustee or fiduciary of the Borrower.
347.The Security Trustee shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.
as.Business with the Group
The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.
at.Rights and discretions
348.The Security Trustee may:
cxxxix.rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
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cxl.assume that:
ad.any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents;
ae.unless it has received notice of revocation, that those instructions have not been revoked;
af.if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
cxli.rely on a certificate from any person:
ag.as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
ah.to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
349.The Security Trustee shall be entitled to carry out all dealings with the other Creditor Parties through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to any Creditor Party.
350.The Security Trustee may assume (unless it has received notice to the contrary in its capacity as security trustee for the Creditor Parties) that:
cxlii.no Event of Default has occurred; and
cxliii.any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised.
351.The Security Trustee may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
352.Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Trustee may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Trustee (and so separate from any lawyers instructed by the Agent or the Lenders) if the Security Trustee in its reasonable opinion deems this to be desirable.
353.The Security Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Trustee or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
354.The Security Trustee may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
cxliv.be liable for any error of judgment made by any such person; or
cxlv.be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,
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unless such error or such loss was directly caused by the Security Trustee's gross negligence or wilful misconduct.
355.Unless a Finance Document expressly provides otherwise the Security Trustee may disclose to any other Party any information it reasonably believes it has received as security trustee under the Finance Documents.
356.Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
357.Notwithstanding any provision of any Finance Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
au.Responsibility for documentation
None of the Security Trustee or any Receiver is responsible or liable for:
358.the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, any Arranger, the Borrower or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
359.the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property.
av.No duty to monitor
The Security Trustee shall not be bound to enquire:
360.whether or not any Event of Default has occurred;
361.as to the performance, default or any breach by the Borrower of its obligations under any Finance Document; or
362.whether any other event specified in any Finance Document has occurred.
aw.Exclusion of liability
363.Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver), none of the Security Trustee nor any Receiver will be liable for:
cxlvi.any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
cxlvii.exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other
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agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or
cxlviii.any shortfall which arises on the enforcement or realisation of the Security Property; or
cxlix.without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
ai.any act, event or circumstance not reasonably within its control; or
aj.the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
364.No Party other than the Security Trustee or that Receiver (as applicable) may take any proceedings against any officer, employee or agent of the Security Trustee or a Receiver in respect of any claim it might have against the Security Trustee or a Receiver or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property.
365.The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Trustee if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Trustee for that purpose.
366.Nothing in this Agreement shall oblige the Security Trustee to carry out:
cl.any "know your customer" or other checks in relation to any person; or
cli.any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.
367.Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver, any liability of the Security Trustee or any Receiver arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee or Receiver or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee or any Receiver at any time which increase the amount of that loss. In no event shall the Security Trustee or any Receiver be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages,
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whether or not the Security Trustee or the Receiver has been advised of the possibility of such loss or damages.
ax.Lenders' indemnity to the Security Trustee
368.Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Trustee's or Receiver's gross negligence or wilful misconduct) in acting as Security Trustee or Receiver under the Finance Documents (unless the Security Trustee or Receiver has been reimbursed by the Borrower pursuant to a Finance Document).
369.Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Trustee pursuant to paragraph (a) above.
370.Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Trustee to the Borrower.
ay.Resignation of the Security Trustee
371.The Security Trustee may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrower.
372.Alternatively, the Security Trustee may resign by giving 30 days' notice to the other Creditor Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Security Trustee any reputable financial institution.
373.If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Trustee (after consultation with the Borrower) may appoint as a successor Security Trustee any reputable financial institution.
374.The retiring Security Trustee shall make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Trustee for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
375.The Security Trustee's resignation notice shall only take effect upon:
clii.the appointment of a successor; and
cliii.the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.
376.Upon the appointment of a successor, the retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 25.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 25 (The Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Trustee. Any fees for the account
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of the retiring Security Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
377.The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.
378.The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.
az.Confidentiality
379.In acting as Security Trustee for the Creditor Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.
380.If information is received by a division or department of the Security Trustee other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
381.Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
ba.Credit appraisal by the Creditor Parties
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Creditor Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:
382.the financial condition, status and nature of each member of the Group;
383.the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
384.whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
385.the adequacy, accuracy or completeness of any information provided by the Security Trustee, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
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386.the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
bb.Security Trustee's management time
387.In the event of:
cliv.an Event of Default;
clv.the Security Trustee being requested by the Borrower or the Majority Lenders to undertake duties which the Security Trustee and the Borrower agrees to be of an exceptional nature or outside the scope of the normal duties of the Security Trustee under the Finance Documents; or
clvi.the Security Trustee and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (b) below.
388.If the Security Trustee and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.
bc.Reliance and engagement letters
Each Secured Party confirms that the Security Trustee has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Trustee) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
bd.No responsibility to perfect Transaction Security
The Security Trustee shall not be liable for any failure to:
389.require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Security Assets;
390.obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
391.register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;
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392.take, or to require the Borrower to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
393.require any further assurance in relation to any Finance Document.
be.Insurance by Security Trustee
394.The Security Trustee shall not be obliged:
clvii.to insure any of the Security Assets;
clviii.to require any other person to maintain any insurance; or
clix.to verify any obligation to arrange or maintain insurance contained in any Finance Document,
clx.and the Security Trustee shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
395.Where the Security Trustee is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Trustee fails to do so within 14 days after receipt of that request.
bf.Custodians and nominees
The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
bg.Delegation by the Security Trustee
396.Each of the Security Trustee and any Receiver may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
397.That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee or that Receiver (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
398.No Security Trustee or Receiver shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.
bh.Additional Security Trustees
399.The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
clxi.if it considers that appointment to be in the interests of the Creditor Parties; or
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clxii.for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or
clxiii.for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Borrower and the Creditor Parties of that appointment.
400.Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
401.The remuneration that the Security Trustee may pay to that person (after consultation with the Borrower), and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.
bi.Acceptance of title
The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Security Assets and shall not be liable for or bound to require the Borrower to remedy any defect in its right or title.
bj.Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee, the Security Trustee is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Creditor Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.
bk.Winding up of trust
If the Security Trustee, with the approval of the Agent determines that:
402.all of the Secured Liabilities and all other obligations secured by the Finance Documents have been fully and finally discharged; and
403.no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, then
clxiv.the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Finance Documents; and
clxv.any Security Trustee which has resigned pursuant to Clause 25.13 (Resignation of the Security Trustee) shall release, without recourse or warranty, all of its rights under each Finance Document.
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bl.Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.
bm.Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.
bn.Application of receipts
All amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document, under Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 25 (The Security Trustee), the "Recoveries") shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 25 (The Security Trustee)), in the following order of priority:
404.in discharging any sums owing to the Security Trustee (in its capacity as such) (other than pursuant to Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or any Receiver;
405.in payment or distribution to the Agent, on its behalf and on behalf of the other Creditor Parties, for application towards the discharge of all sums due and payable by the Borrower under any of the Finance Documents in accordance with Clause 17 (Application of Receipts);
406.if the Borrower is not under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Trustee is obliged to pay or distribute in priority to the Borrower; and
407.the balance, if any, in payment or distribution to the Borrower.
bo.Permitted Deductions
The Security Trustee may, in its discretion:
408.set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and
409.pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
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bp.Prospective liabilities
Following acceleration the Security Trustee may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 25.28 (Application of receipts) in respect of:
410.any sum to the Security Trustee or any Receiver; and
411.any part of the Secured Liabilities,
that the Security Trustee or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.
bq.Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Agent for application in accordance with Clause 25.28 (Application of receipts) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Trustee's discretion in accordance with the provisions of Clause 25.28 (Application of receipts).
br.Currency conversion
412.For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at a market rate of exchange.
413.The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
bs.Good discharge
414.Any payment to be made in respect of the Secured Liabilities by the Security Trustee may be made to the Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.
415.The Security Trustee is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Creditor Party are denominated.
bt.Amounts received by Borrower
If the Borrower receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Trustee, the Borrower will hold the amount received or recovered on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement.
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bu.Full freedom to enter into transactions
Without prejudice to Clause 25.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled:
416.to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document);
417.to deal in and enter into and arrange transactions relating to:
clxvi.any securities issued or to be issued by the Borrower or any other person; or
clxvii.any options or other derivatives in connection with such securities; and
418.to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Trustee shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
•Conduct of Business by the Creditor Parties
No provision of this Agreement will:
419.interfere with the right of any Creditor Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
420.oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
oblige any Creditor Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
•Sharing among the Creditor Parties
bv.Payments to Creditor Parties
If a Creditor Party (a "Recovering Creditor Party") receives or recovers any amount from the Borrower other than in accordance with Clause 16 (Payments and Calculations) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:
421.the Recovering Creditor Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 16 (Payments and
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Calculations), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
422.the Recovering Creditor Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its share of any payment to be made, in accordance with Clause 17.1 (Normal order of application).
bw.Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it among the Creditor Parties (other than the Recovering Creditor Party) (the "Sharing Creditor Parties") in accordance with Clause 17.1 (Normal order of application) towards the obligations of the Borrower to the Sharing Creditor Parties.
bx.Recovering Creditor Party's rights
On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Creditor Party from Borrower, as between the Borrower and the Recovering Creditor Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.
by.Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then:
423.each Sharing Creditor Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay) (the "Redistributed Amount"); and
424.as between the Borrower and each relevant Sharing Creditor Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.
bz.Exceptions
425.This Clause 27 (Sharing among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.
426.A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if:
clxviii.it notified that other Creditor Party of the legal or arbitration proceedings; and
clxix.that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
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•Increased Costs
ca.Increased costs
427.Subject to Clause 28.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Creditor Party the amount of any Increased Costs incurred by that Creditor Party or any of its Affiliates as a result of:
clxx.the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
clxxi.compliance with any law or regulation made,
in each case after the date of this Agreement; or
clxxii.the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
428.In this Agreement:
clxxiii."Basel III" means:
ak.the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
al.the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
am.any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
clxxiv."CRD IV" means:
an.Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;
ao.Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and
ap.any other law or regulation which implements Basel III.
clxxv."Increased Costs" means:
aq.a reduction in the rate of return from a Facility or on a Creditor Party's (or its Affiliate's) overall capital;
ar.an additional or increased cost; or
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as.a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Creditor Party or any of its Affiliates to the extent that it is attributable to that Creditor Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
cb.Increased cost claims
429.A Creditor Party intending to make a claim pursuant to Clause 28 (Increased Costs) (the "Notifying Creditor Party") shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.
430.A Notifying Creditor Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs (specifying so far as practicable a breakdown in reasonable detail but omitting information which in the opinion of that Creditor Party is of a sensitive or confidential nature).

cc.Exceptions
Clause 28 (Increased Costs) does not apply to the extent any Increased Cost is:
431.attributable to a Tax Deduction required by law to be made by the Borrower;
432.attributable to a FATCA Deduction required to be made by a Party;
433.compensated for by Clause 22.10 (Tax indemnity) (or would have been compensated for under Clause 22.10 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 22.10 (Tax indemnity) applied;
434.in respect of an amount of VAT (which shall be dealt with in accordance with Clause 22.6 (Value Added Tax));
435.compensated for under Clause 20.4 (Documentary taxes);
436.attributable to the wilful breach by the relevant Notifying Creditor Party or its Affiliates of any law or regulation; or
437.incurred by a Swap Bank in its capacity as such.
cd.Notification to Borrower of claim for increased costs
The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Creditor Party under Clause 28.1 (Increased costs) and there shall then be a 60 day consultation period for the Borrower and Notifying Creditor Party to discuss the particular increased cost and amount to be paid to the Notifying Creditor Party.
ce.Payment of increased costs
Unless something to the contrary is agreed by the Borrower and the Notifying Creditor Party during the 60 day consultation period referred to in 28.4 (Notification to Borrower of claim for increased costs), the Borrower shall pay to the Agent, on the Agent's demand, for the account of the Notifying Creditor Party the amounts which the Agent from time to time notifies the Borrower that the Notifying Creditor Party has specified to be necessary to compensate the Notifying Creditor Party for the increased cost.
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cf.Notice of prepayment
If the Borrower is not willing to continue to compensate the Notifying Creditor Party for the increased cost under Clause 28.5 (Payment of increased costs), the Borrower may give the Agent not less than 5 Business Days' notice of their intention to prepay the Notifying Creditor Party's Contribution or to procure a Transferee Lender.
cg.Prepayment; termination of Commitment
A notice of prepayment under Clause 28.6 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Creditor Party of the Borrower's notice of intended prepayment; and:
438.on the date on which the Agent serves that notice, the Commitment of the Notifying Creditor Party shall be cancelled; and
439.on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Creditor Party's Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.
ch.Application of prepayment
Clause 8 (Reduction, Repayment, Prepayment and Cancellation) shall apply in relation to the prepayment.
•Set Off
ci.Application of credit balances
Each Creditor Party may, at any time after the occurrence of an Event of Default which is continuing, without prior notice:
440.apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and
441.for that purpose:
clxxvi.break, or alter the maturity of, all or any part of a deposit of the Borrower;
clxxvii.convert or translate all or any part of a deposit or other credit balance into Dollars;
clxxviii.enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.
cj.Existing rights unaffected
No Creditor Party shall be obliged to exercise any of its rights under Clause 29.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of setoff, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).
ck.Sums deemed due to a Lender
For the purposes of this Clause 29 (SetOff), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a
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sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.
cl.No Security Interest
This Clause 29 (SetOff) gives the Creditor Parties a contractual right of setoff only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.
• Transfers and Changes in Lending Offices
cm.Transfer by Borrower
The Borrower may not, without the consent of the Agent given on the instructions of all the Lenders, transfer any of its rights, liabilities or obligations under any Finance Document.
cn.Transfer by a Lender
Subject to Clause 30.4 (Effective Date of Transfer Certificate), a Lender (the "Transferor Lender") may, at its own cost, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) or without the consent of the Borrower if an Event of Default has occurred and is continuing or if to an Affiliate of the Lender, a Related Fund or another Lender, cause:
442.its rights in respect of all or pro rata parts of its Contribution; or
443.its obligations in respect of all or pro rata parts of its Commitment; or
444.a combination of (a) and (b);
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution, insurer or re-insurer, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 5 (Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender Provided that a Lender may make such transfer to any wholly owned subsidiary of it, to a Related Fund, to its parent company or to another subsidiary of its parent company without the consent of the Borrower and the fee referred to in Clause 30.11 (Registration fee) shall not apply in relation to any such transfer.
Without prejudice to the foregoing, any such transfer by a Lender shall be subject to the following further conditions:
clxxix.the amount of the Contribution and/or Commitment of the Lender which is to be transferred shall not be less than $10,000,000 or, if less, the remaining amount of its Contribution and Commitment, unless the Agent agrees otherwise;
clxxx.payment of the fee in accordance with Clause 30.11 (Registration fee); and
clxxxi.no transfer shall be made to a distressed debt fund (commonly known as a vulture fund).
445.For the purposes of this Clause 30.2 (Transfer by a Lender), the Borrower will be deemed to have given its consent ten Business Days after the Transferor Lender has requested it in writing unless consent is expressly refused by the Borrower within that time.
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co.Transfer Certificate, delivery and notification
As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):
446.sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the other Lenders and each of the Swap Banks;
447.on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;
448.send to the Transferee Lender copies of the letters or faxes sent under paragraph (b), but the Agent shall only be obliged to execute a Transfer Certificate delivered to it once it is satisfied it has complied with all necessary "know your customer" and other similar checks under all applicable laws and regulations in relation to the transfer to the Transferee Lender.
cp.Effective Date of Transfer Certificate
A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 30.3 (Transfer Certificate, delivery and notification) on or before that date.
cq.No transfer without Transfer Certificate
No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.
cr.Lender re-organisation; waiver of Transfer Certificate
However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.
cs.Effect of Transfer Certificate
A Transfer Certificate takes effect in accordance with English law as follows:
449.to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;
450.the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;
451.the Transferee Lender becomes a Lender with a Contribution and Commitment of the amounts specified in the Transfer Certificate;
452.the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about prorata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions
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(other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;
453.any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the Transferor Lender's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;
454.the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.9 (Market disruption) and Clause 20 (Fees and Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and
455.in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.
The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of crossclaim.
ct.Maintenance of register of Lenders
During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 30.4 (Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.
cu.Reliance on register of Lenders
The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.
cv.Authorisation of Agent to sign Transfer Certificates
The Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.
cw.Registration fee
In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.
cx.Sub-participation; subrogation assignment
456.A Lender may sub participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to:
clxxxii.any Security Party, the Agent or the Security Trustee; or
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clxxxiii.where (A) an Event of Default has occurred and is continuing; or (B) such sub-participation is in connection with that Lender's credit insurance arrangements, the Borrower.
Where (A) no Event of Default has occurred and is continuing or (B) such sub-participation is not in connection with that Lender's credit insurance arrangements, the Borrower's consent to such sub-participation shall be required, such consent not to be unreasonably withheld or delayed.
457.The Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.
cy.Change of lending office
A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:
458.the date on which the Agent receives the notice; and
459.the date, if any, specified in the notice as the date on which the change will come into effect.
cz.Notification
On receiving such a notice, the Agent shall notify the Borrower, each other Security Party and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.
da.Replacement of Reference Bank
If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 (Interest) then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the firstmentioned Reference Bank's appointment shall cease to be effective.
db.Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 30 (Transfers and Changes in Lending Offices), each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
460.any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and
461.in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;
except that no such charge, assignment or Security Interest shall:
clxxxiv.release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or
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clxxxv.require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.
dc.Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office
If:
462.a Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 30.2 (Transfer by a Lender) or changes its lending office; and
463.as a result of circumstances existing at the date the assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 22.10 (Tax indemnity), Clause 22 (No Set-Off or Tax Deduction) or Clause 28 (Increased Costs),
then the Borrower will only be obliged to make payment and the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent and in no greater amount as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred.
dd.Replacement of Lender by Borrower
The Borrower may, at any time unless a Potential Event of Default or Event of Default has occurred and is continuing in respect of:
464.a Lender whose costs of funds charged to the Borrower are (in the Borrower's reasonable opinion) materially higher than those of the other Lenders generally;
465.a Lender which is a Defaulting Lender; or
466.a Lender which is a Non-Consenting Lender,
by giving 10 Business Days' notice to the Agent and that Lender (the "Outgoing Lender") replace the Outgoing Lender by requiring it to (and the Outgoing Lender must) transfer in accordance with Clause 30 (Transfers and Changes in Lending Offices) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank (a "Replacement Lender") selected by the Borrower and (unless the Agent is an Impaired Agent) which is acceptable to the Agent (acting reasonably) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of the Outgoing Lender's Contribution and all accrued interest, break costs and other amounts payable in relation to that Contribution under this Agreement and the other Finance Documents.
Any transfer of rights and obligations of an Outgoing Lender under this Clause is subject to the following conditions:
clxxxvi.neither the Agent nor the Outgoing Lender will have any obligation to the Borrower to find a Replacement Lender;
clxxxvii.the transfer must take place no later than 10 Business Days after the Borrower's notice referred to above;
clxxxviii.in no event will the Outgoing Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Outgoing Lender under this Agreement and the other Finance Documents; and
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clxxxix.the Outgoing Lender shall only be obliged to transfer its rights and obligations under this Clause once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer and the Outgoing Lender shall perform the checks described in this paragraph (iv) above as soon as reasonably practicable following delivery of a notice referred to in this Clause and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

•Confidential Information
de.Confidentiality
467.Each Creditor Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 (Disclosure of Confidential Information) and Clause 31.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
468.To the extent that Confidential Information comprises personal information of any officer, director or employee of the Borrower or any Security Party, each Creditor Party agrees to hold that personal information in accordance with applicable law.
df.Disclosure of Confidential Information
Any Creditor Party may disclose:
469.to any of its Affiliates or Related Funds and any of its or their officers, directors, employees, professional advisers, (credit) insurers, reinsurers, (re-)insurance brokers, rating agencies, service providers, indirect providers of credit protection, auditors, partners and Representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
470.to any person:
cxc.to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
cxci.with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
cxcii.appointed by any Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.15 (Relationship with the other Creditor Parties);
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cxciii.which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;
cxciv.who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
cxcv.to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
cxcvi.to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
cxcvii.to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.16 (Security over Lenders' rights);
cxcviii.who is a Party, a member of the Group or any related entity of the Borrower;
cxcix.as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
cc.with the consent of the Borrower;
in each case, such Confidential Information as that Creditor Party shall consider appropriate if:
at.in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
au.in relation to sub-paragraphs (iv) and (v) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
av.in relation to sub-paragraphs (vi), (vii) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances;
471.to any person appointed by that Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the
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services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party.
dg.Disclosure to numbering service providers
472.Any Creditor Party may disclose to any national or international numbering service provider appointed by that Creditor Party to provide identification numbering services in respect of this Agreement, the Loan and the Borrower the following information:
cci.name of the Borrower;
ccii.country of domicile of the Borrower;
cciii.place of incorporation of the Borrower;
cciv.date of this Agreement;
ccv.Clause 37 (Law and Jurisdiction);
ccvi.the names of the Agent and the Arrangers;
ccvii.date of each amendment and restatement of this Agreement;
ccviii.amounts of, and names of, the relevant Loan;
ccix.amount of Total Commitments;
ccx.currency of the relevant Loan;
ccxi.type of the relevant Loan;
ccxii.ranking of the relevant Loan;
ccxiii.Maturity Date(s) for the Loan;
ccxiv.changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and
ccxv.such other information agreed between such Creditor Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
473.The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
474.The Borrower represents that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
dh.Entire agreement
This Clause 31 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Creditor Parties under the Finance Documents
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regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
di.Inside information
Each of the Creditor Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Creditor Parties undertakes not to use any Confidential Information for any unlawful purpose.
dj.Notification of disclosure
Each of the Creditor Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
475.of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 31.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
476.upon becoming aware that Confidential Information has been disclosed in breach of this Clause 31 (Confidential Information).
dk.Continuing obligations
The obligations in this Clause 31 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Creditor Party for a period of 12 months from the earlier of:
477.the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
478.the date on which such Creditor Party otherwise ceases to be a Creditor Party.
•Confidentiality of Funding Rates and Reference Bank Quotations
dl.Confidentiality and disclosure
479.The Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
480.The Agent may disclose:
ccxvi.any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 5.4 (Notification of rates of interest); and
ccxvii.any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.
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481.The Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:
ccxviii.any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
ccxix.any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;
ccxx.any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and
ccxxi.any person with the consent of the relevant Lender or Reference Bank, as the case may be.
482.The Agent's obligations in this Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 5.4 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
dm.Related obligations
483.The Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.
484.The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
ccxxii.of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 32.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
ccxxiii.upon becoming aware that any information has been disclosed in breach of this Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations).
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•Variations and Waivers
dn.Variations, waivers etc. by Majority Lenders
Subject to Clause 33.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.
The consent of the Borrower or any Security Party shall not be required to any amendment or variation to a Finance Document if such amendment or variation does not, in the opinion of the Agent (acting reasonably), materially and adversely affect the rights or interests of the Borrower or the Security Parties.
do.Variations, waivers etc. requiring agreement of all Lenders
However, as regards the following and subject to Clause 33.3 (Replacement of Screen Rate), Clause 33.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender":
485.a reduction in the Margin;
486.a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;
487.a change to any Lender's Commitment;
488.a change to the definition of "Approved Flag", "Majority Lenders" or "Finance Documents";
489.a change to the preamble or to Clause 2 (Facility), Clause 3 (Position of the Lenders and Swap Banks), Clause 4 (Drawdown), Clause 5.1 (Payment of normal interest), Clause 5.20 (Margin Opt Out), Clause 10.13 (No money laundering), Clause 10.14 (Anti-Corruption Laws), Clause 10.15 (Sanctions), Clause 11.17 (Conduct of business; compliance with laws), Clause 11.18 (Know your customer requirements), Clause 11.19 (Compliance with Sanctions Laws), Clause 12.11 (Notification of Sanctions), Clause 14.2 (Ship's name and registration) Clause 14.9 (Compliance with laws etc.), paragraph (b) of Clause 16.1 (Currency and method of payments), Clause 17 (Application of Receipts), Clause 18 (Application of Earnings) or Clause 37 (Law and Jurisdiction);
490.a change to this Clause 33 (Variations and Waivers);
491.any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);
492.a change to the identity of the Borrower; and
493.any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.
dp.Replacement of Screen Rate
494.Any amendment or waiver which relates to:
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ccxxiv.providing for the use of a Replacement Benchmark in place of the Screen Rate; and
ccxxv.
aw.aligning any provision of any Finance Document to the use of that Replacement Benchmark;
ax.enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);
ay.implementing market conventions applicable to that Replacement Benchmark;
az.providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
ba.adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.
495.If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made:
ccxxvi.its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
ccxxvii.its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
dq.Exclusion of other or implied variations
Except for a document which satisfies the requirements of Clause 33.1 (Variations, waivers etc. by Majority Lenders), Clause 33.2 (Variations, waivers etc. requiring agreement of all Lenders) and Clause 33.3 (Replacement of Screen Rate), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:
496.a provision of this Agreement or another Finance Document; or
497.an Event of Default; or
498.a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or
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499.any right or remedy conferred by any Finance Document or by the general law;
and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.
dr.Restricted Creditor Parties
500.A Creditor Party that is incorporated in the Federal Republic of Germany or is otherwise subject to the EU Blocking Regulation or the German Blocking Provisions may notify the Agent in writing copied to the Borrower that it elects that any provisions with respect to Sanctions, including, without limitation, the provisions contained in Clause 10.15 (Sanctions), Clause 11.17 (Conduct of business; compliance with laws), Clause 11.19 (Compliance with Sanctions Laws), Clause 12.11 (Notification of Sanctions), Clause 14.9 (Compliance with laws etc.) (the "Sanctions Provisions") shall only enure to the benefit of, and be applicable to, that Creditor Party  to the extent that such provisions would not result in: (i) any violation of, conflict with or liability under the EU Blocking Regulation;  or (ii) in the case of a Creditor Party that is incorporated in the Federal Republic of Germany or otherwise qualifies as a German resident (Inländer) within the meaning of section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz, AWG) only, a violation of, conflict with or liability under the German Blocking Provisions.
501.If a Creditor Party has elected to be a Restricted Creditor Party, in respect of any proposed requirement to comply, enforcement, waiver, non-waiver, consent, variation or amendment of or in relation to a Finance Document or Master Agreement relating to any Sanctions Provision (a "Relevant Action"), the Restricted Creditor Party shall notify the Agent in writing whether it shall be deemed not to be a Lender in respect of the proposed Relevant Action and, upon receipt by the Agent of such notice, that Restricted Creditor Party's:
ccxxviii.Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained in relation to that Relevant Action; and
ccxxix.status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained in relation to that Relevant Action.
502.The representations and warranties and/or undertakings provided for in the Sanctions Provisions shall only apply to the Borrower or a member of the Group insofar as the giving of or compliance with such representations and warranties and/or undertakings do not and will not result in a violation of or conflict with the EU Blocking Regulation or the German Blocking Provisions.
ds.Excluded Commitments
If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made (unless the Borrower and the Agent agree to a longer time period in relation to any request), unless such request requires a unanimous response from the Lenders:
503.its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
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504.its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
dt.Disenfranchisement of Defaulting Lenders
505.For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
ccxxx.the Majority Lenders; or
ccxxxi.whether:
bb.any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facilities; or
bc.the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.
506.For the purposes of this Clause 33.7, the Agent may assume that the following Lenders are Defaulting Lenders:
ccxxxii.any Lender which has notified the Agent that it has become a Defaulting Lender;
ccxxxiii.any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

•Bail-In
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
507.any Bail-In Action in relation to any such liability, including (without limitation):
ccxxxiv.a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
ccxxxv.a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
ccxxxvi.a cancellation of any such liability; and
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508.a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
•Notices
du.General
Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.
dv.Addresses for communications
A notice shall be sent:
509.to the Borrower:    de Gerlachekaai 20
        B-2000 Antwerp
Belgium
Fax No: 32 3 247 4409
Attn: Chief Financial Officer
Email: financial@euronav.com

510.to a Lender:    At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate.
511.to a Swap Bank:    At the address below its name in Schedule 2 (Swap Banks).
512.to the Agent and
the Security Trustee:    Essendropsgate 7
    Oslo
    Norway
Loan administration matters:
Attn: International Loans Administration
Email: sls.norway@nordea.com

Credit matters:
Attn: Shipping, Offshore and Oil Services
Email: agency.soosid@nordea.com
or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.
dw.Effective date of notices
Subject to Clauses 35.4 (Service outside business hours) and 35.5 (Illegible notices):
513.a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;
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514.a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.
dx.Service outside business hours
However, if under Clause 35.3 (Effective date of notices) a notice would be deemed to be served:
515.on a day which is not a business day in the place of receipt; or
516.on such a business day, but after 5 p.m. local time;
the notice shall (subject to Clause 35.5 (Illegible notices) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.
dy.Illegible notices
Clauses 35.3 (Effective date of notices) and 35.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.
dz.Valid notices
A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:
517.the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or
518.in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.
ea.Electronic communication
Any communication to be made between the Agent and another Creditor Party or the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of the Agent's Debtdomain system), if the Agent and the relevant Creditor Party or Borrower:
519.agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
520.notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
521.notify each other of any change to their respective addresses or any other such information supplied to them.
Any electronic communication made between the Agent and another Creditor Party or the Borrower will be effective only when actually received in readable form and, in the case of any electronic communication made by a Creditor Party or the Borrower to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.
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All Creditor Parties confirm that they have consented to the use of the Agent's Debtdomain systems as an accepted method of communication under or in connection with the Finance Documents and agree that the Debtdomain system (or another electronic collaborative website) will be the primary method of communication between the Agent and the other Creditor Parties. The Creditor Parties acknowledge that a communication via Debtdomain (or such other electronic collaborative website) will be effective once the communication is posted (in a readable form) to Debtdomain (or such other electronic collaborative website) by the Agent.
eb.English language
Any notice under or in connection with a Finance Document shall be in English.
ec.Reliance on notices
Each Creditor Party may rely on any representation, communication, notice or document received from or made by the Borrower believed by it to be genuine, correct and appropriately authorised.
ed.Meaning of "notice"
In this Clause 35 (Notices), "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.
•Supplemental
ee.Rights cumulative, non-exclusive
The rights and remedies which the Finance Documents give to each Creditor Party are:
522.cumulative;
523.may be exercised as often as appears expedient; and
524.shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.
ef.Severability of provisions
If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.
eg.Counterparts
A Finance Document may be executed in any number of counterparts.
eh.Third Party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
ei.Electronic signature
Each Party agrees that this Agreement may be signed or executed by any Creditor Party by electronic signature (whatever form the electronic signature takes) and that this method of signature is as conclusive of the relevant Creditor Party's intention to be bound by this Agreement as if signed or executed by means of manuscript signature.
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•Law and Jurisdiction
ej.English law
This Agreement (other than Clause 3.5 (Security Trustee as joint and several creditor) and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. Clause 3.5 (Security Trustee as joint and several creditor) shall be governed by, and construed in accordance with, Belgian law.
ek.Exclusive English jurisdiction
Subject to Clause 37.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any Dispute.
el.Choice of forum for the exclusive benefit of the Creditor Parties
Clause 37.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right:
525.to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and
526.to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.
em.Process agent
The Borrower irrevocably appoints Euronav (UK) Agencies Limited at its registered office for the time being, presently at 99 King's Road, London, SW3 4PA, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.
en.Creditor Party rights unaffected
Nothing in this Clause 37 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
eo.Meaning of "proceedings"
In this Clause 37 (Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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    129    EUROPE/67061979v8

Execution Version
Schedule 1.
Lenders and Commitments

Lender	Lending Office	Tranche A Commitment ($)	Tranche B Commitment ($)	Tranche C Commitment ($)	Tranche D Commitment ($)	Revolving Commitment ($)
ABN AMRO Bank N.V.	Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69

Credit Matters: Rinie Wust / Rick van Kooten Tel: +31 6 53836003 / +31 6 23463207 E-mail: rinie.wust@nl.abnamro.com/ rick.van.kooten@nl.abnamro.com
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Operations/Administrations: Dien Quan / Nalini Mahendrepersad E-mail: loket.leningenadministratie.ccs@nl.abnamro.com
BNP Paribas Fortis SA/NV	3, Montagne du Parc – 1000 Brussels, Belgium	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69
Credit Matters: Pierre Frachon 37 Place du Marché Saint Honoré 75001 Paris, France Tel: 33.1.58.16.73.85 Email: pierre.frachon@bnpparibas.com
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Guy Haesevoets 3, Montagne du Parc / 1KA2E, 1000 Brussels, Belgium Tel: 32 (0) 2 565 8219 Email: guy.haesevoets@bnpparibasfortis.com

Operations/Administrations:
Geert Sterck
3, Montagne du Parc / 1KA1D,
1000 Brussels,
Belgium
Tel:    32 (0) 2 565 2355
Telefax: 32 (0) 2 565 3403
E-mail geert.sterck@bnpparibasfortis.com
Laura Falzone/ Lindsay Margraff
3, Montagne du Parc / 1KA1D,
1000 Brussels,
Belgium
Tel:    32 (0) 2 312 0730 / 32 (0) 2 312 12 16
Telefax:    32 (0) 2 565 3403
E-mail: laura.falzone@bnpparibasfortis.com / Lindsay.margraff@bnpparibasfortis.com
E-mail: structured.finance.bo.cb@bnpparibasfortis.com

DNB (UK) Limited	8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69
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Credit Matters: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Attn: Kay Newman / CMOA Dept Tel: 0207 621 6040 E-mail: kay.newman@dnb.no / cmoalondon@dnb.no
Operations/Administrations: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Attn: Loan Admin Department Tel: 0207 621 1111 E-mail: ladlondon@dnb.no
ING Bank, a branch of ING-DiBa AG	Hamburger Allee 1, 60486 Frankfurt am Main, Germany	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69

Credit Matters:
Bart Doets, Harmony El Kherdali, Haico Vaanholt
Hamburger Allee 1, 60486 Frankfurt am Main, Germany
Tel: +49 69 27222 62 – 360 / 350, +31 61 0143 – 196, +31 205 636 – 369
E-mail: Bart.Doets@ing.de, Harmony.ElKherdali@ing.de, Haico.Vaanholt@ing.com

Operations/Administrations:
Loan Administration
Hamburger Allee 1, 60486 Frankfurt am Main, Germany
Tel: +49 69 75936 -235 / -347 / -361 / -313
E-mail:    execution@ing.com /
SP_CB-DE-ING-LOAN-ADMINISTRATION@ing.de

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KBC Bank NV	Brouwersvliet 39, B-2000 Antwerpen, Belgium	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69
	Credit Matters: Anja Goris Brouwersvliet 39, B-2000 Antwerpen, Belgium Tel: + 32 3 202 90 81 E-mail: anja.goris@kbc.be
	Operations/Administrations: Ann Amelinckx IBR/8244, Havenlaan 6, 1080 Brussels, Belgium Tel: + 32 2 429 31 87 E-mail: creditadmin.br1@kbc.be
Nordea Bank Abp, filial i Norge	Essendropsgate 7 0368 Oslo Norway Credit Matters: Tel: (47) 22 48 50 00 Email: sls.norway@nordea.com Attn: Shipping, Offshore and Oil Services Administration Matters: Tel: (47) 22 48 50 00 Email: sls.norway@nordea.com Attn: International Loans Administration	5,261,570.83	5,261,570.83	5,261,570.83	5,261,570.83	40,453,716.69
Commonwealth Bank of Australia, London Branch	Level 2, 60 Ludgate Hill, London EC4M 7AW	4,149,368.86	4,149,368.86	4,149,368.86	4,149,368.86	31,902,524.54
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Credit Matters:
Level 2, 60 Ludgate Hill, London EC4M 7AW
Attn: Phil Cheesman / Lachlan Evans
Tel:    +44 20 77103621 / +44 20 77103970
E-mail:    Philip.Cheesman@cba.com.au / Lachlan.Evans@cba.com.au / Deborah.Tan@cba.com.au

Operations/Administrations:
Level 1, 60 Ludgate Hill, London
Attn: CBA Loan Market Operations / David Goldman
Tel:    +44 20 77103961 / +44 20 77103586
E-mail:    ausr_sm05485@cba.com.au / David.Goldman@cba.com.au / pdm_saf@cba.com.au

Crédit Agricole Corporate and Investment Bank	12 place des Etats-Unis, 92547 Montrouge Cedex, France	4,149,368.86	4,149,368.86	4,149,368.86	4,149,368.86	31,902,524.54

Credit Matters:
Broadwalk House, 5 Appold Street, EC2A 2DA London, United Kingdom
Attn: Justin LANDE, Dilhan SEBASTIAN, Julie GLAUSER
Tel: +442072145993/442072145996/+442072145981
E-mail:    Justin.lande@ca-cib.com; dilhan.sebastian@ca-cib.com; Julie.glauser@ca-cib.com

Operations/Administrations: 12 place des Etats-Unis, 92547 Montrouge Cedex, France Attn: Nhu Nhan LAM Tel: 33 (0) 141 89 22 88 E-mail: nhunhan.lam@ca-cib.com
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Société Générale	29 Boulevard Haussmann 75009 Paris France	4,149,368.86	4,149,368.86	4,149,368.86	4,149,368.86	31,902,524.54

Credit Matters:
189, rue d’Aubervilliers
75886 PARIS CEDEX 18
Attn: Thi Kim Anh NGUYEN / Imane ELMOKHTARI
Tel:    +33 1 57 29 68 64 / +33 1 58 98 51 09
E-mail:    thi-kim-anh.nguyen@sgcib.com / imane.elmokhtari@sgcib.com

	Operations/Administrations: 189, rue d’Aubervilliers 75886 PARIS CEDEX 18 Attn: Ramesh KODAGANTI / Jayaprakash SRINIVAS Tel: +91 80 67 31 76 12 / +91 8067 314438 E-mail: oper-caf-dmt4.par@sgcib.com
Standard Chartered Bank	1 Basinghall Avenue, London, EC2V 5DD	4,149,368.86	4,149,368.86	4,149,368.86	4,149,368.86	31,902,524.54
	Credit Matters: 1 Basinghall Avenue, London, EC2V 5DD Attn: Olga Terentieva/ Gaurav Moolwaney Tel: +442078858850/ +442078856933 E-mail: Olga.Terentieva@sc.com / Gaurav.Moolwaney@sc.com
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	Operations/Administrations: 1 Basinghall Avenue, London, EC2V 5DD Attn: Rajesh Janakiraman; Karthikeyan Loganathan, Vinod Tel: +44 207 885 5500 E-mail: UK.LPUInstructions@sc.com
Belfius Bank SA/NV	Rogierplein 11 | RT 29/03, 1210 Brussels, Belgium	2,780,504.91	2,780,504.91	2,780,504.91	2,780,504.91	21,377,980.36
	Credit Matters: Rogierplein 11 | RT 29/03, 1210 Brussels, Belgium Attn: Erik De Witte Tel: +32 (0) 2 222 66 26 E-mail: erik.dewitte@belfius.be
	Operations/Administrations: Rogierplein 11, 1210 Brussels, Belgium Attn: Niek Poppe / Katrien De Schepper Tel: +32 (2) 222 76 20 / +32 2 222 20 69 E-mail: loans.corp.specials@belfius.be
Danish Ship Finance A/S	Sankt Annae Plads 3, 1250 Copenhagen K, Denmark	2,780,504.91	2,780,504.91	2,780,504.91	2,780,504.91	21,377,980.36
	Credit Matters: Sankt Annae Plads 3, 1250 Copenhagen K, Denmark Attn: Morten Muller / Brian Damm Kristiansen Tel: +45 33 33 93 33 E-mail: mul@shipfinance.dk / bdk@shipfinance.dk
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	Operations/Administrations: Sankt Annae Plads 3, 1250 Copenhagen K, Denmark Attn: Loan Administration Tel: +45 33 33 93 33 E-mail: loanAdmin@shipfinance.dk
Deutsche Bank AG Filiale Deutschlandgeschäft	Taunusanlage 12, 60325 Frankfurt am Main, Germany	2,780,504.91	2,780,504.91	2,780,504.91	2,780,504.91	21,377,980.36
	Credit Matters: Deutsche Bank AG, Credit Risk Management (CRM), Adolphsplatz 7, 20457 Hamburg, Germany Attn: Gordon Boehm Tel: +49(40)3701-4566 E-mail: gordon.boehm@db.com

Operations/Administrations:
Deutsche Bank AG, Trade Finance & Lending - Loan Support, Otto-Suhr-Allee 6, 10585 Berlin, Germany
Attn: Sabine von Kuenheim, Martina Kahn
Tel:    +49 30 310 -55035
E-mail:    tobias-c.mueller@db.com

Skandinaviska Enskilda Banken AB (publ)	106 40 Stockholm, Sweden	2,780,504.91	2,780,504.91	2,780,504.91	2,780,504.91	21,377,980.36
    139    EUROPE/67061979v8

Credit Matters: SEB, P.O.Box 1843 Vika, 0123 Oslo, Norway Attn: Johan Lindström Tel: +47 22 82 71 47 E-mail: johan.lindstrom@seb.se
Operations/Administrations: Stjärntorget 4, 106 40 Stockholm, Sweden Attn: Structured Credits Operations Tel: +370 525 91681 E-mail: sco@seb.se
National Australia Bank Limited	255 George Street, Sydney NSW 2000, Australia	1,711,079.94	1,711,079.94	1,711,079.94	1,711,079.94	13,155,680.22
Credit Matters: 12 Marina View, #20-02 Asia Square Tower 2, Singapore 018961 Attn: Geir Bakkelund Tel: +65 8111 0451 E-mail: geir.bakkelund@nabasia.com

Operations/Administrations:
Level 21, 500 Bourke St, Melbourne VIC 3000, Australia
Attn: Robert Arzanov
Tel:    +61 459 866 146
E-mail:    Wholesale.Banking.Transaction.Management.Group@nab.com.au /      NAB.EST.Lending.Administration@nab.com.au

    140    EUROPE/67061979v8

Schedule 2.
    141    EUROPE/67061979v8

Execution Version
1.

Swap Banks

Swap Bank	Booking Office
Belfius Bank SA/NV	Rogierplein 11, 1210 Brussels, Belgium Attn: Dennis Van Landeghem Tel: +32 (0) 2 250 71 16 E-mail: dennis.vanlandeghem@belfius.be
BNP Paribas Fortis SA/NV
Montagne du Parc 3, 1KL1A, 1000 Brussels, Belgium

for all matters:
Attn:    Legal Capital Markets (1KL1A)
Tel:    +32 2 228 92 09
E-mail:    stephanie.debrosse@bnpparibasfortis.com / docderivatives.mbc@bnpparibasfortis.com for operational purposes:
Attn: Back-Office (1B0Y)
1)IRD
Fax: + 32 2 312 69 22
E-mail: matching_IRD_Brussels@bnpparibasfortis.com

2)FX-MM-FXD
Fax: + 32 2 312 70 95
E-mail: matching_fx_fxd_brussels@bnpparibasfortis.com

3)Securities
Fax: + 32 2 565 48 07
E-mail: confirmationmatching@bnpparibasfortis.com

Deutsche Bank AG	Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt, Germany Attn: Legal Department Tel: +47 930 23 966, +46 705 62 15 02 E-mail: johan.lindstrom@seb.se / anders.x.petersson@seb.se
DNB Bank ASA	8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England Attn: Foreign Exchange Operations Tel: +44 207 621 1111 (Fax: +44 207 626 7400) E-mail: cmoalondon@dnb.com

ING Bank NV
Foppingadreef 7, P.O. Box 1800, NL-1000 BV Amsterdam, The Netherlands

Attn: Operations / Derivatives / TRC 00.13
Tel: +31 20 563 8222
Fax: +31 20 501 3381
E-mail: Trade.Processing.Derivatives.AMS@INGBank.com

KBC Bank NV	IBR/8244, Havenlaan 6, 1080 Brussels, Belgium Attn: Vic Carleer Tel: +3224174592 E-mail: vic.carleer@kbc.be
Nordea Bank Abp	c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland 7288 Derivatives Services PO box 850 DK-0900 Copenhagen K, Denmark Tel: +45 55 47 51 71 E-mail: otc@nordea.com
Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm, Sweden Attn: Johan Lindström, Anders Petersson Tel: +47 930 23 966, +46 705 62 15 02 E-mail: johan.lindstrom@seb.se / anders.x.petersson@seb.se
Standard Chartered Bank	1 Basinghall Avenue, London, EC2V 5DD, UK Attn: Bertrand Badour Tel: +33 1 53 75 83 30 E-mail: bertrand.badour@sc.com

    143    EUROPE/67061979v8

2.

Drawdown Notice

To:    Nordea Bank Abp, filial i Norge
Essendropsgate 7
Oslo
Norway
Attn:    Loans Administration

[]

DRAWDOWN NOTICE
◦We refer to the loan agreement (the "Loan Agreement") dated [] 2020 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Arrangers as defined therein, (5) Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV as Mandated Lead Arrangers and as Bookrunners, (6) ING Bank NV as Swap Co-ordinator, (7) Nordea Bank Abp, filial i Norge as Co-ordinator and Sustainability Agent and (8) Nordea Bank Abp, filial i Norge as Agent and Security Trustee in relation to a revolving credit facility of up to US$469,000,000 and a term loan facility of up to US$244,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.
◦We request to borrow an Advance in respect of [the Revolving Facility][Tranche[●]] as follows:
a.Amount: US$[];
b.Drawdown Date: [];
c.Duration of the [first] Interest Period shall be [] months;
d.Payment instructions: account of [] and numbered [] with [] of [].
◦We represent and warrant that:
e.the representations and warranties in Clause 10 (Representations and Warranties) of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;
f.no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance.
◦This notice cannot be revoked without the prior consent of the Majority Lenders.

[Name of Signatory]
    144    EUROPE/67061979v8

for and on behalf of
EURONAV NV

    145    EUROPE/67061979v8

3.

Condition Precedent Documents
i.
The following are the documents and fees referred to in paragraph (a) of Clause 9.1 (Documents, fees and no default).
◦A duly executed original of this Agreement.
◦Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party.
◦In each case if required for the provisions of the legal opinions referred to in paragraph 12, copies of the resolutions of the directors and shareholders of the Borrower and each Security Party authorising the execution of each of the Finance Documents to which the Borrower or Security Party (as the case may be) is a party and ratifying the execution of the Shipbuilding Contracts by the Borrower.
◦The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower or Security Party.
◦The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.
◦Copies of all consents which the Borrower or Security Party requires to enter into, or make any payment under any Finance Document or any Shipbuilding Contract.
◦Documentary evidence that the agent for service of process named in Clause 37 (Law and Jurisdiction) has accepted its appointment.
◦The Agent and Lenders have been provided with all information and documentation they have requested in order to carry out and be reasonably satisfied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by this Agreement and to satisfy all internal compliance policies of the Agent and the Lenders in relation to "know you customer" requirements.
◦The Agent has received all fees pursuant to the Fee Letter or Fee Letters separately agreed between the Borrower and the Agent.
◦The Agent has received all fees pursuant to the Fee Letter or Letters separately agreed between the Borrower and the Co-ordinator.
◦Evidence that all other fees, costs and expenses then due from the Borrower pursuant to Clause 20 (Fees and Expenses) have been paid or will be paid by the Drawdown Date.
◦Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium and such other relevant jurisdictions as the Agent may require.
◦A copy of each Shipbuilding Contract and all documents signed or issued by the Borrower or the Builder (or both of them) under or in connection with any of them.
    146    EUROPE/67061979v8

ii.
The following are the documents referred to in paragraph (b)(i) of Clause 9.1 (Documents, fees and no default).
◦In respect of the documents delivered by the Borrower to the Agent pursuant to Part A of this Schedule 4 (Condition Precedent Documents), such other updating documents as the Agent may require (including but not limited to a written confirmation from the Borrower stating that none of the documents delivered by it to the Agent under Part A of this Schedule 4 (Condition Precedent Documents) have been modified, amended or supplemented, or if any such document has been revoked, attaching a certified copy of any document replacing the one that has been revoked).
◦A duly executed original of the Mortgage, the Deed of Covenant (if applicable) and the General Assignment in relation to each Existing Ship and the Account Pledge each executed on or prior to the relevant Drawdown Date (and of each document required to be delivered by their respective terms).
◦An original or, where acceptable to the Agent, a copy of the Deed of Release in relation to each Existing Facility Agreement and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Agent of its due execution by the parties to it.
◦In each case if required for the provisions of the legal opinions referred to in paragraph 10, copies of the resolutions of the directors of the Borrower authorising the execution of each of the Finance Documents to which the Borrower is a party.
◦The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower.
◦Documentary evidence that each Existing Ship:
g.is definitively and permanently registered in the name of the Borrower under the relevant Approved Flag;
h.is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;
i.maintains class acceptable to the Agent free of all overdue recommendations and conditions of an Approved Classification Society;
j.the Mortgage in relation to it has been duly registered against that Existing Ship as valid first priority or preferred (as the case may be) ship mortgage in accordance with the laws of the relevant Approved Flag; and
k.it is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.
◦Documents establishing that each Existing Ship will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:
l.the Manager's Undertaking in respect of each Existing Ship; and
m.copies of the relevant Approved Manager's Document of Compliance and of each Existing Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.
◦Valuations of each Existing Ship to determine its Fair Market Value, addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier
    147    EUROPE/67061979v8

than the date falling 90 days prior to the Drawdown Date and obtained in accordance with Clause 15 (Security Cover) and showing that the aggregate Fair Market Value of the Existing Ships is equal to or greater than 125 per cent. of the Total Revolving Commitments.
◦Evidence satisfactory to the Agent that, upon the making of the first Advance, the Existing Indebtedness shall be repaid to the extent agreed between the Borrower and the Agent.
◦Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium, Norway, the jurisdiction of the Approved Flag of each Existing Ship and such other relevant jurisdictions as the Agent may require.
◦A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the relevant Ship as the Agent may require.
◦If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

    148    EUROPE/67061979v8

iii.
The following are the documents referred to in paragraph (b)(ii) of Clause 9.1 (Documents, fees and no default).
For the purposes of this schedule, "relevant Newbuild Ship" means the Newbuild Ship to which the Tranche that is to be advanced relates.
◦In respect of the documents delivered by the Borrower to the Agent pursuant to Part A of this Schedule 4 (Condition Precedent Documents), such other updating documents as the Agent may require (including but not limited to a written confirmation from the Borrower stating that none of the documents delivered by it to the Agent under Part A of this Schedule 4 (Condition Precedent Documents) have been modified, amended or supplemented, or if any such document has been revoked, attaching a certified copy of any document replacing the one that has been revoked).
◦A duly executed original of the Mortgage, the Deed of Covenant (if applicable) and the General Assignment in relation to the relevant Newbuild Ship each executed on or prior to the relevant Drawdown Date (and of each document required to be delivered by their respective terms).
◦In each case if required for the provisions of the legal opinions referred to in paragraph 8, copies of the resolutions of the directors of the Borrower authorising the execution of each of the Finance Documents to which the Borrower is a party.
◦The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower.
◦Documentary evidence that the relevant Newbuild Ship:
n.has been unconditionally delivered by the Builder to, and accepted by, the Borrower under the relevant Shipbuilding Contract, and the full purchase price payable under the relevant Shipbuilding Contract (in addition to the part to be financed by the Advance) has been duly paid;
o.is definitively and permanently registered in the name of the Borrower under the relevant Approved Flag;
p.is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;
q.maintains class acceptable to the Agent free of all overdue recommendations and conditions of an Approved Classification Society;
r.the Mortgage in relation to it has been duly registered against that Newbuild Ship as valid first priority or preferred (as the case may be) ship mortgage in accordance with the laws of the relevant Approved Flag; and
s.it is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.
◦Documents establishing that the relevant Newbuild Ship will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:
t.the Manager's Undertaking in respect of the relevant Newbuild Ship; and
    149    EUROPE/67061979v8

u.copies of the relevant Approved Manager's Document of Compliance and of each Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.
◦Valuations of the relevant Newbuild Ship to determine its Fair Market Value, addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than the date falling 90 days prior to the relevant Drawdown Date and obtained in accordance with Clause 15 (Security Cover) and showing that the Fair Market Value of the relevant Newbuild Ship when taken together with the latest valuations provided in respect of the other Ships then subject to a Mortgage will be, upon the making of the Advance, equal to or greater than 125 per cent. of the aggregate of the Total Revolving Commitments and the Term Loan.
◦Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium, the jurisdiction of the Approved Flag of the relevant Newbuild Ship and such other relevant jurisdictions as the Agent may require.
◦A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the relevant Newbuild Ship as the Agent may require.
◦If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

    150    EUROPE/67061979v8

4.

Transfer Certificate
The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.
To:    [Name of Agent] for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender, each Swap Bank and each Arranger, as defined in the Loan Agreement referred to below.
◦This Certificate relates to a loan agreement (the "Loan Agreement") dated [] 2020 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Arrangers as defined therein, (5) Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV as Mandated Lead Arrangers and as Bookrunners, (6) ING Bank NV as Swap Co-ordinator, (7) Nordea Bank Abp, filial i Norge as Co-ordinator and Sustainability Agent and (8) Nordea Bank Abp, filial i Norge as Agent and Security Trustee in relation to a revolving credit facility of up to US$469,000,000 and a term loan facility of up to US$244,000,000.
◦In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:
"Relevant Parties" means the Agent, the Borrower, each Security Party, the Security Trustee, each Arranger and each Lender and each Swap Bank;
"Transferor" means [full name] of [lending office]; and
"Transferee" means [full name] of [lending office].
◦The effective date of this Certificate is [] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.
◦The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [] per cent. of its Contribution, which percentage represent $[].
◦By virtue of this Transfer Certificate and Clause 30 (Transfers and Changes in Lending Offices) of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amount to $[] [from [] per cent. of its Commitment, which percentage represent $[]], and the Transferee acquires a Commitment of $[].
◦The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 30 (Transfers and Changes in Lending Offices) of the Loan Agreement provides will become binding on it upon this Certificate taking effect.
◦The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 30 (Transfers and Changes in Lending Offices) of the Loan Agreement.
    151    EUROPE/67061979v8

◦The Transferor:
v.warrants to the Transferee and each Relevant Party that:
1.the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and
2.this Certificate is valid and binding as regards the Transferor;
w.warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and
x.undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.
◦The Transferee:
y.confirms that it has received a copy of the Loan Agreement and each other Finance Document;
z.agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that:
3.any of the Finance Documents prove to be invalid or ineffective,
4.the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;
5.it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents;
aa.agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;
ab.warrants to the Transferor and each Relevant Party that:
6.it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and
7.this Certificate is valid and binding as regards the Transferee; and
ac.confirms the accuracy of the administrative details set out below regarding the Transferee.
◦The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.
◦The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not
    152    EUROPE/67061979v8

reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.
◦The Transferee confirms to the Transferor and each of the Creditor Parties that it:
ad.has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in the Loan and has not relied exclusively on any information provided to it by the Transferor or any other Creditor Party in connection with any Finance Document or the Security Interests created by the Finance Documents; and
ae.will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities throughout the Security Period.
◦The Transferor makes no representation or warranty and assumes no responsibility to the Transferee for the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document and any representations or warranties implied by law are excluded.
[Name of Transferor]    [Name of Transferee]
By:    By:
Date:    Date:

Agent
Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
[Name of Agent]
By:
Date:

    153    EUROPE/67061979v8

Administrative Details of Transferee

Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Telex:
Fax:
Contact Person
(Credit Administration Department):
Telephone:
Telex:
Fax:
Account for payments:

Note:    This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

    154    EUROPE/67061979v8

5.

Details of Ships
i.
Existing Ships

Ship name	Type	DWT	Built	Current flag
ALSACE	VLCC	320,350	2012	French
ALEX	VLCC	299,445	2016	Belgian
ALICE	VLCC	299,320	2016	Belgian
ANNE	VLCC	299,533	2016	French
ANTIGONE	VLCC	299,421	2015	Greek
HAKATA	VLCC	302,550	2010	French
HAKONE	VLCC	302,624	2010	Greek
HIRADO	VLCC	302,550	2011	Greek
HOJO	VLCC	302,965	2013	Belgian
FRATERNITY	Suezmax	157,714	2009	Belgian
CAP FELIX	Suezmax	158,765	2008	Belgian
CAP THEODORA	Suezmax	158,819	2008	Greek

◦
    155    EUROPE/67061979v8

ii.
Newbuild Ships

Ship name	Type	DWT	Expected Delivery Date	Expected flag
Hull No. 5474	VLCC	300,000	Q4 2020	Belgian
Hull No. 5475	VLCC	300,000	Q1 2021	Belgian
Hull No. 5476	VLCC	300,000	Q1 2021	Belgian
Hull No. 5478	VLCC	300,000	Q1 2021	Belgian

6.

Designation Notice
To:    Nordea Bank Abp, filial i Norge
Essendropsgate 7
Oslo
Norway
[date]
Dear Sirs
Loan agreement dated [] 2020 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Arrangers as defined therein, (5) Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV as Mandated Lead Arrangers and as Bookrunners, (6) ING Bank NV as Swap Co-ordinator, (7) Nordea Bank Abp, filial i Norge as Co-ordinator and Sustainability Agent and (8) Nordea Bank Abp, filial i Norge as Agent and Security Trustee in relation to a revolving credit facility of up to US$469,000,000 and a term loan facility of up to US$244,000,000 (the "Loan Agreement")
We refer to:
◦the Loan Agreement;
◦the Master Agreement dated as of [] made between [] [and []]; and
◦a Confirmation delivered pursuant to the said Master Agreement dated [] and addressed by [] to [].
In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.
Yours faithfully

    156    EUROPE/67061979v8

.................................................    .................................................
for and on behalf of    for and on behalf of
[]    [SWAP BANK]

    157    EUROPE/67061979v8

7.

Form of Certificate of Compliance
To:    Nordea Bank Abp, filial i Norge
Essendropsgate 7
Oslo
Norway
From:     Euronav NV
[Date]
OFFICER'S CERTIFICATE
This Certificate is rendered pursuant to clause 11.6(e) of the loan agreement dated [] 2020 (the "Loan Agreement") dated [] 2020 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Arrangers as defined therein, (5) Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV as Mandated Lead Arrangers and as Bookrunners, (6) ING Bank NV as Swap Co-ordinator, (7) Nordea Bank Abp, filial i Norge as Co-ordinator and Sustainability Agent and (8) Nordea Bank Abp, filial i Norge as Agent and Security Trustee in relation to a revolving credit facility of up to US$469,000,000 and a term loan facility of up to US$244,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.
I, the Chief Financial Officer of the Borrower, hereby certify that:
◦Attached to this Certificate are:
af.the latest [audited consolidated accounts of the Group and audited individual accounts of the Borrower for the financial year ending on []] [unaudited consolidated balance sheet of the Group and the unaudited individual balance sheet of the Borrower in relation to the [first] [second] six months of the financial year ending on []] (the "Accounts"); and
ag.the latest EcoAct sustainability report in respect of the Borrower (in the form set out in the Borrower's latest annual report).
◦Set out below are the respective amounts, in US Dollars, of the Cash, Consolidated Current Assets, Consolidated Current Liabilities, Free Liquid Assets, Stockholders' Equity, Total Assets and Total Indebtedness of the Group as at []:

US Dollars
Cash	[]
Consolidated Current Assets	[]
Consolidated Current Liabilities	[]
Free Liquid Assets	[]
Stockholders' Equity	[]
Total Assets	[]
Total Indebtedness	[]

◦Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.5 (Financial Covenants) of the Loan Agreement [are] [are not] complied with, in that as at []:
    158    EUROPE/67061979v8

ah.Consolidated Working Capital is US$[];
ai.Free Liquid Assets are US$[];
aj.Cash is US$[]; and
ak.the ratio of Stockholders' Equity to Total Assets is [] per cent.;
[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]
◦The weighted average Annual Efficiency Ratio in respect of the Borrower's ocean-going fleet (but excluding vessels that are undergoing extended storage or ship-to-ship operations) is:
al.in respect of Suezmax vessels, [●]; and
am.in respect of VLCC 200000-+ vessels, [●],
and accordingly, as at the date of this Certificate the Borrower is [not] meeting the target AER Trajectory Values.
◦As at [] no Event of Default has occurred and is continuing.
[or, specify/identify any Event of Default]
The Borrower is are in compliance with clause 15.1 of the Loan Agreement.
[If not, specify this and what is proposed as regards Clause 15.2]
The Fair Market Value of the Ships which are subject to a Mortgage is as follows as at [date]:

Name of Ship	Name of first shipbroker providing valuation	Name of second shipbroker providing valuation	Average market value
[]	[]	[]	[]

…………………………………………
Chief Financial Officer
EURONAV NV
Note: Supporting Schedules to be attached.

    159    EUROPE/67061979v8

8.

Timetables

LIBOR is fixed	Quotation Date as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 5.8 (Calculation of Reference Bank Rate)	Noon on the Quotation Date

9.

Margin Opt Out Notification

To:     [Name and Address of the Agent]

Dear Sirs,
This notification is rendered pursuant to clause 5.20 of the loan agreement dated [] 2020 (the "Loan Agreement") dated [] 2020 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Arrangers as defined therein, (5) Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V., BNP Paribas Fortis SA/NV, DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and KBC Bank NV as Mandated Lead Arrangers and as Bookrunners, (6) ING Bank NV as Swap Co-ordinator, (7) Nordea Bank Abp, filial i Norge as Co-ordinator and Sustainability Agent and (8) Nordea Bank Abp, filial i Norge as Agent and Security Trustee in relation to a revolving credit facility of up to US$469,000,000 and a term loan facility of up to US$244,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.
We hereby notify the Agent that we wish to become a Fixed Margin Lender. This notification is irrevocable.

…………………………………………
for and on behalf of
[●]

Execution Pages
BORROWER

    160    EUROPE/67061979v8

SIGNED by    ) /s/ Sofie Lemlijn
    )
for and on behalf of     ) /s/ Hugo De Stoop
EURONAV NV    )
in the presence of:    ) /s/ Lieve Logghe

    161    EUROPE/67061979v8

LENDERS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
NORDEA BANK ABP, FILIAL I NORGE    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ABN AMRO BANK N.V.    )Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BNP PARIBAS FORTIS SA/NV    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DNB (UK) LIMITED    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    )
for and on behalf of     ) /s/ Philip Chope
ING BANK, a branch of ING-DiBa AG    ) Philip Chope
in the presence of:    )Attorney-in-Fact
/s/Christine Chope
Christine Chope

    162    EUROPE/67061979v8

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
KBC BANK NV    )Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Commonwealth Bank of Australia,           )Attorney-in-Fact
London Branch                      )
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
CRÉDIT AGRICOLE CORPORATE CORPORATE )Attorney-in-Fact
AND INVESTMENT BANK             )
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )/s/ Anne-Laure Flourens
    ) Anne-Laure Flourens
for and on behalf of     ) Attorney-in-fact
SOCIÉTÉ GÉNÉRALE    )
in the presence of:    )

SIGNED by    )
    ) /s/ Caroline Eber-Ittel
for and on behalf of     ) Caroline Eber-Ittel
STANDARD CHARTERED BANK    )
in the presence of:    )

/s/ Lionel Vaxelaire
Lionel Vaxelaire

    163    EUROPE/67061979v8

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BELFIUS BANK SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DANISH SHIP FINANCE A/S    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Deutsche Bank AG Filiale              ) Attorney-in-Fact
Deutschlandgeschäft             )
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    ) /s/ Lisette Holm
    ) Lisette Holm
for and on behalf of     ) Authorised Signatory
NATIONAL AUSTRALIA BANK LIMITED    )
in the presence of:    )
/s/ Nigel Willis
Nigel Willis
Solicitor

    164    EUROPE/67061979v8

SWAP BANKS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BELFIUS BANK SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BNP PARIBAS FORTIS SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DEUTSCHE BANK AG    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DNB BANK ASA    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ING BANK NV    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

    165    EUROPE/67061979v8

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
KBC BANK NV    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
NORDEA BANK ABP    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Caroline Eber-Ittel
for and on behalf of     ) Caroline Eber-Ittel
STANDARD CHARTERED BANK    ) Authorized signatory
in the presence of:    )

/s/ Lionel Vaxelaire
Lionel Vaxelaire

    166    EUROPE/67061979v8

MANDATED LEAD ARRANGERS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
NORDEA BANK ABP, FILIAL I NORGE    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     )Philip Chope
ABN AMRO BANK N.V.    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BNP PARIBAS FORTIS SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Ph ilip Chope
DNB (UK) LIMITED    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ING BANK, a branch of ING-DiBa AG    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
KBC BANK NV    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope
    167    EUROPE/67061979v8

BOOKRUNNERS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
NORDEA BANK ABP, FILIAL I NORGE    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ABN AMRO BANK N.V.    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    )/s/ Philip Chope
for and on behalf of     ) Philip Chope
BNP PARIBAS FORTIS SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DNB (UK) LIMITED    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ING BANK, a branch of ING-DiBa AG    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    )/s/ Philip Chope
for and on behalf of     ) Philip Chope
KBC BANK NV    )Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

    168    EUROPE/67061979v8

LEAD ARRANGERS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Commonwealth Bank of Australia,           )    Attorney-in-Fact
London Branch                 )
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
CRÉDIT AGRICOLE CORPORATE CORPORATE )    Attorney-in-Fact
AND INVESTMENT BANK             )
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Anne-Laure Rivoire
for and on behalf of     )Anne-Laure Rivoire
SOCIÉTÉ GÉNÉRALE    ) Associate
in the presence of:    )
/s/ Garcia DARCY
Garcia Darcy

SIGNED by    )
    ) /s/ Caroline Eber-Ittel
for and on behalf of     ) Caroline Eber-Ittel
STANDARD CHARTERED BANK    ) Authorized signatory
in the presence of:    )
/s/ Lionel Vaxelaire
Lionel Vaxelaire

    169    EUROPE/67061979v8

CO-ARRANGERS

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
BELFIUS BANK SA/NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
DANISH SHIP FINANCE A/S    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Deutsche Bank AG Filiale              ) Attorney-in-Fact
Deutschlandgeschäft             )
in the presence of:    )
/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SIGNED by    )
    ) /s/ Lisette Holm
for and on behalf of     ) Lisette Holm
NATIONAL AUSTRALIA BANK LIMITED    ) Authorised signatory
in the presence of:    )
/s/ Nigel Willis
Nigel Willis

    170    EUROPE/67061979v8

SWAP CO-ORDINATOR

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
ING BANK NV    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope
CO-ORDINATOR

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
NORDEA BANK ABP, FILIAL I NORGE    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope

SUSTAINABILITY AGENT

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     )Philip Chope
NORDEA BANK ABP, FILIAL I NORGE    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

AGENT

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Nordea Bank ABp, filial i Norge    ) Attorney-in-Fact
in the presence of:    )

/s/Christine Chope
Christine Chope

SECURITY TRUSTEE

SIGNED by    )
    ) /s/ Philip Chope
for and on behalf of     ) Philip Chope
Nordea Bank ABp, filial i Norge    ) Attorney-in-Fact
in the presence of:    )
/s/Christine Chope
Christine Chope
    171    EUROPE/67061979v8